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Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. 1)

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American Virtual Cloud Technologies, Inc.

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PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION
 DATED FEBRUARY [●], 2021

American Virtual Cloud Technologies, Inc. 1720 Peachtree Street, Suite 629 Atlanta, GA 30309

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

[●], 2021

Dear Stockholder:

It is my pleasure to invite you to attend American Virtual Cloud Technologies, Inc.’s special meeting of stockholders. The meeting will be held on [●], 2021, at [●] a.m. local time at the offices of Greenberg Traurig, LLP, located at 1750 Tysons Boulevard, Suite 1000, McLean, Virginia 22102. At the meeting, you will be asked to:

1.	Approve, for purposes of complying with the Nasdaq Listing Rules, the issuance of shares of our common stock underlying securities issued by us in connection with our acquisition of the Kandy Communications business, in an amount equal to 20% or more of our common stock outstanding.

2.	Approve, for purposes of complying with the Nasdaq Listing Rules, the issuance of shares of our common stock underlying securities issued or issuable by us pursuant to a securities purchase agreement dated December 1, 2020, in an amount equal to 20% or more of our common stock outstanding.

3.	Transact such other business as may properly come before the Special Meeting and any adjournment or postponement of the Special Meeting.

Only stockholders of record as of the close of business on January 5, 2021 may vote at the Special Meeting.

It is important that your shares be represented at the special meeting, regardless of the number you may hold. Whether or not you plan to attend, please vote using the Internet, by telephone or by mail, in each case by following the instructions in our proxy statement. This will not prevent you from voting your shares in person if you are present.

I look forward to seeing you on [●], 2021.

Sincerely,

/s/ Lawrence E. Mock, Jr.
Lawrence E. Mock, Jr.
Chairman of the Board

This proxy statement, including the form of proxy, is first being mailed to shareholders on or about [●], 2021.

American Virtual Cloud Technologies, Inc. | Proxy Statement 1

American Virtual Cloud Technologies, Inc. 1720 Peachtree Street, Suite 629 Atlanta, GA 30309

PROXY STATEMENT

You are receiving this proxy statement because you own shares of common stock of American Virtual Cloud Technologies, Inc. (the “Company,” “AVCT,” “we,” “us,” or “our”) that entitle you to vote at our upcoming special meeting of stockholders (the “Special Meeting”). Our board of directors (the “Board of Directors” or “Board”) is soliciting proxies from stockholders who wish to vote at the meeting. By use of a proxy, you can vote even if you do not attend the meeting. This proxy statement describes the matters on which you are being asked to vote and provides information on those matters so that you can make an informed decision.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on [●] 2021

This proxy statement is available online at [●].

Date, Time and Place of the Special Meeting

We will hold the Special Meeting on [●], 2021, at [●] a.m. local time at the offices of Greenberg Traurig, LLP, located at 1750 Tysons Boulevard, Suite 1000, McLean, Virginia 22102.

Questions and Answers About Voting at the Special Meeting and Related Matters

Q:	Who may vote at the Special Meeting?

A:	You may vote all of the shares of our common stock that you owned at the close of business on January 5, 2021, the record date. On the record date, there were 19,753,060 shares of our common stock outstanding and entitled to be voted at the meeting. You may cast one vote for each share of our common stock held by you on all matters presented at the meeting.

Q:	What constitutes a quorum, and why is a quorum required?

A:	We are required to have a quorum of stockholders present to conduct business at the meeting. The presence, in person or by proxy, at a meeting of the holders of shares of our outstanding capital stock representing a majority of the voting power of all outstanding shares of our capital stock entitled to vote at the meeting will constitute a quorum for the transaction of business at the meeting. Proxies received but marked as abstentions, if any, will be included in the calculation of the number of shares considered to be present at the meeting for quorum purposes. If we do not have a quorum, we will be forced to reconvene the Special Meeting at a later date.

Q:	What is the difference between a stockholder of record and a beneficial owner?

A:	If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, you are considered the “stockholder of record” with respect to those shares. If your shares are held by a brokerage firm, bank, trustee or other agent (“nominee”), you are considered the “beneficial owner” of shares held in street name. The proxy statement, the Notice of Special Meeting and the accompanying proxy card have been forwarded to you by your nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your nominee on how to vote your shares by following their instructions for voting by telephone or on the Internet or on the voting instruction card included in the proxy materials.

American Virtual Cloud Technologies, Inc. | Proxy Statement 2

Questions and Answers About Voting at the SPECIAL Meeting and Related Matters

Q:	How do I vote?

A:	If you are a stockholder of record, you may vote:

●	via the Internet;

●	by telephone;

●	by mail; or

●	in person at the meeting.

Detailed instructions for Internet and telephone voting are set forth on your proxy. You may also vote in person at the Special Meeting.

If you are a beneficial stockholder, you must follow the voting procedures of your nominee included with your proxy materials. If your shares are held by a nominee and you intend to vote at the meeting, please bring with you evidence of your ownership as of the record date (such as a letter from your nominee confirming your ownership or a bank or brokerage firm account statement).

Q:	What am I voting on?

A:	At the Special Meeting you will be asked to vote on the following two proposals. Our Board recommendation for each of these proposals is set forth below.

Proposal		Board Recommendation
1.	Approval, for purposes of complying with the Nasdaq Listing Rules, the issuance of shares of our common stock underlying securities issued by us in connection with our acquisition of the Kandy Communications business, in an amount equal to 20% or more of our common stock outstanding. We refer to this as “Nasdaq Proposal I.”	FOR

2.	Approval, for purposes of complying with the Nasdaq Listing Rules, the issuance of shares of our common stock underlying securities issued or issuable by us pursuant to a securities purchase agreement dated December 1, 2020, in an amount equal to 20% or more of our common stock outstanding. We refer to this as “Nasdaq Proposal II.”	FOR

We will also consider other business that properly comes before the meeting in accordance with Delaware law and our Bylaws.

Q:	What happens if additional matters are presented at the Special Meeting?

A:	Other than the items of business described in this proxy statement, we are not aware of any other business to be acted upon at the Special Meeting. If you grant a proxy, the persons named as proxy holders, Xavier Williams and Thomas King, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting in accordance with Delaware law and our Bylaws.

Q:	What if I abstain on a proposal?

A:	If you sign and return your proxy marked “abstain” on any proposal, your shares will not be voted on that proposal. However, your shares will be counted for purposes of determining whether a quorum is present.

American Virtual Cloud Technologies, Inc. | Proxy Statement 3

Questions and Answers About Voting at the SPECIAL Meeting and Related Matters

Q:	What is the required vote for approval of each of the proposals and what is the impact of abstentions?

A:

Proposal	Votes Required for Approval	Abstentions

1. Nasdaq Proposal I	Majority of votes cast	No impact

2. Nasdaq Proposal II	Majority of votes cast	No impact

Each of proposals 1 and 2 would receive a majority of the votes cast if the votes cast “FOR” the proposal exceed the votes cast “AGAINST” the proposal. Abstentions will not be counted as votes cast in the final tally of votes with regard to proposals 1 and 2; therefore, abstentions will have no impact on the outcome of these proposals.

Q:	What if I sign and return my proxy without making any selections?

A:	If you sign and return your proxy without making any selections, your shares will be voted “FOR” proposals 1 and 2. If other matters properly come before the meeting, Xavier Williams and Thomas King will have the authority to vote on those matters for you at their discretion. As of the date of this proxy, we are not aware of any matters that will come before the meeting other than those disclosed in this proxy statement.

Q:	What if I am a beneficial stockholder and I do not give the nominee voting instructions?

A:	If you are a beneficial stockholder and your shares are held in the name of a broker, the broker is bound by the rules of Nasdaq regarding whether or not it can exercise discretionary voting power for any particular proposal if the broker has not received voting instructions from you. Brokers have the authority to vote shares for which their customers do not provide voting instructions on certain “routine” matters. A broker non-vote occurs when a nominee who holds shares for another does not vote on a particular item because the nominee does not have discretionary voting authority for that item and has not received instructions from the owner of the shares. Broker non-votes are included in the calculation of the number of votes considered to be present at the meeting for purposes of determining the presence of a quorum but are not counted as votes cast with respect to a matter on which the nominee has expressly not voted.

The table below sets forth, for each proposal on the ballot, whether a broker can exercise discretion and vote your shares absent your instructions and if not, the impact of such broker non-vote on the approval of the proposal.

Proposal	Can Brokers Vote Absent Instructions?	Impact of Broker Non-Vote

1. Nasdaq Proposal I	No	None

2. Nasdaq Proposal II	No	None

Q:	Can I change my vote after I have delivered my proxy?

A:	Yes. You may revoke your proxy at any time before its exercise. You may also revoke your proxy by voting in person at the Special Meeting. If you are a beneficial stockholder, you must contact your nominee to change your vote or obtain a proxy to vote your shares if you wish to cast your vote in person at the meeting.

American Virtual Cloud Technologies, Inc. | Proxy Statement 4

Questions and Answers About Voting at the SPECIAL Meeting and Related Matters

Q:	Who can attend the Special Meeting?

A:	Only stockholders and our invited guests are invited to attend the Special Meeting. To gain admittance, you must bring a form of personal identification to the meeting, where your name will be verified against our stockholder list. If a broker or other nominee holds your shares and you plan to attend the meeting, you should bring a recent brokerage statement showing your ownership of the shares as of the record date, a letter from the broker confirming such ownership, and a form of personal identification.

Q:	If I plan to attend the Special Meeting, should I still vote by proxy?

A:	Yes. Casting your vote in advance does not affect your right to attend the Special Meeting.

If you vote in advance and also attend the meeting, you do not need to vote again at the meeting unless you want to change your vote. Written ballots will be available at the meeting for stockholders of record.

Beneficial stockholders who wish to vote in person must request a legal proxy from the broker or other nominee and bring that legal proxy to the Special Meeting.

Q:	Where can I find voting results of the Special Meeting?

A:	We will announce the results for the proposals voted upon at the Special Meeting and publish final detailed voting results in a Form 8-K filed within four business days after the Special Meeting.

Q:	Who should I call with other questions?

A:	If you have additional questions about this proxy statement or the meeting or would like additional copies of this proxy statement, please contact: American Virtual Cloud Technologies, Inc., 1720 Peachtree Street, Suite 629, Atlanta, GA 30309, Attention: Thomas King, Telephone: (404) 239-2863.

American Virtual Cloud Technologies, Inc. | Proxy Statement 5

PROPOSAL 1 – NASDAQ PROPOSAL I

Background

Amended and Restated Purchase Agreement

As previously disclosed, effective as of December 1, 2020 (the “Closing Date”), we entered into an Amended and Restated Purchase Agreement (the “Purchase Agreement”) with Ribbon Communications Inc. (“Ribbon”), Ribbon Communications Operating Company, Inc. (“RCOCI”) and Ribbon Communications International Limited (together with RCOCI, the “Sellers”, and together with Ribbon, the “Ribbon Parties”), and consummated the transactions contemplated by the Purchase Agreement (the “Closing”). As a result, we purchased the Sellers’ cloud-based enterprise services business, also known as the Kandy Communications business (the “Business”) and acquired all of the outstanding interests of Kandy Communications LLC. Pursuant to the Purchase Agreement, the consideration payable by AVCT to Ribbon was $45.0 million, subject to certain adjustments, in the form of units of AVCT’s securities, each unit consisting of (i) $1,000 in principal amount of AVCT’s Series A-1 convertible debentures (the “Ribbon Debentures”) and (ii) a warrant to purchase 100 shares of common stock at an exercise price of $0.01 per whole share (the “Ribbon Warrants”).

Debentures

At the Closing, AVCT issued Ribbon Debentures to Ribbon with an aggregate original principal amount of approximately $43.8 million. The Ribbon Debentures bear interest at a rate of 10% per annum, accruing quarterly on the last day of each calendar quarter and added to the principal amount of the Ribbon Debentures, except upon maturity in which case accrued and unpaid interest is payable in cash. The entire principal amount of each Ribbon Debenture, together with accrued and unpaid interest thereon, is due and payable on the earlier of (i) such date, commencing on or after June 1, 2023, as the holder thereof, at its sole option, upon not less than 30 days’ prior written notice to the Company, demands payment thereof and (ii) the occurrence of a Change in Control (as defined in the Ribbon Debentures). Each Ribbon Debenture is convertible, in whole or in part, at any time at the option of the holder thereof into that number of shares of common stock calculated by dividing the principal amount being converted, together with all accrued but unpaid interest thereon, by the applicable conversion price, initially $3.45 (the “Ribbon Debenture Conversion Shares”). The conversion price is subject to customary adjustments for stock dividends, stock splits, reclassifications and the like, and is also subject to price-based adjustment, on a “full ratchet” basis, in the event of any issuances of common stock, or securities convertible, exercisable or exchangeable for, common stock at a price below the then-applicable conversion price (subject to certain exceptions). The Ribbon Debentures are subject to mandatory conversion if the closing price of the common stock exceeds $6.00 for any 40 trading days within a consecutive 60 trading day-period, subject to the satisfaction of certain other conditions.

Under the Purchase Agreement, we are required to seek stockholder approval, for purposes of Nasdaq listing rules, of the issuance of 20% or more of our outstanding common stock (the “Stockholder Approval”). Until we receive such Stockholder Approval, the terms of the Ribbon Debentures and Ribbon Warrants limit the number of shares of common stock into which the Ribbon Debentures and Ribbon Warrants (together with any Debentures and Warrants issued pursuant to the PIPE (as defined below)) can be converted to no more than 19.9% of either the number of shares of common stock outstanding on the Closing Date or the total voting power of the Company’s securities outstanding on the Closing Date, or 3,930,858 shares.

A copy of the form of Ribbon Debenture was included as Exhibit 4.1 to the Current Report on Form 8-K we filed with the Securities and Exchange Commission (the “SEC”) on December 7, 2020.

Warrants

At the Closing, AVCT issued Ribbon Warrants to Ribbon exercisable for 4,377,800 shares of common stock (the “Ribbon Warrant Shares” and, together with the Ribbon Debenture Conversion Shares, the “Ribbon Conversion Shares”). The Ribbon Warrants are exercisable at any time through the fifth anniversary of the date of issuance. The number of shares issuable upon exercise of each Ribbon Warrant is subject to customary adjustments for stock dividends, stock splits, reclassifications and the like.

American Virtual Cloud Technologies, Inc. | Proxy Statement 6

A copy of the form of Ribbon Warrant was included as Exhibit 4.2 to the Current Report on Form 8-K we filed with the SEC on December 7, 2020.

Copies of the historical audited financial statements of the Business as of December 31, 2019 and 2018 are attached to this proxy statement as Annex A, copies of the abbreviated financial statements of the Business for the nine months ended September 30, 2020 and 2019 (unaudited) are attached to this proxy statement as Annex B, and copies of the unaudited pro forma combined financial information and explanatory notes for the Business as of September 30, 2020, for the nine months ended September 30, 2020 and for the year ended December 31, 2019 are attached to this proxy statement as Annex C. Set forth as Annex D to this proxy statement is the Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Business (“MD&A”) for the years ended December 31, 2019 and 2018 and for the six months ended June 30, 2020 and 2019. The MD&A should be read in conjunction with the audited and unaudited financial statements attached hereto as Annexes A and B.

Shares Issuable Upon Conversion of the Ribbon Debentures and Exercise of the Ribbon Warrants

As of the record date, based on the approximately $43.8 million in aggregate principal amount of Ribbon Debentures and the 4,377,800 Ribbon Warrants outstanding, we could be required to issue approximately 12.7 million shares of common stock upon conversion of the Ribbon Debentures and approximately 4.4 million shares of common stock upon exercise of the Ribbon Warrants. The number of shares of common stock issuable may be increased as a result of the anti-dilution provisions of the Ribbon Debentures and the issuance of additional Ribbon Debentures payable as interest on the Ribbon Debentures.

Nasdaq Listing Rules 5635(a), (b) and (d)

Nasdaq Rule 5635(a) requires stockholder approval prior to the issuance of securities in connection with the acquisition of another company if such securities are not issued in a public offering and (i) have, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of such securities (or securities convertible into or exercisable for common stock); or (ii) the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the stock or securities.

Nasdaq Rule 5635(b) requires stockholder approval for issuances of securities that will result in a “change of control” of the issuer. Nasdaq may deem a change of control to occur when, as a result of an issuance, an investor or a group would own, or have the right to acquire, 20% or more of the outstanding shares of common stock or voting power and such ownership or voting power of an issuer would be the largest ownership position of the issuer.

Nasdaq Rule 5635(d) requires stockholder approval prior to a transaction, other than a public offering, involving the sale, issuance or potential issuance by the company of common stock (or securities convertible into or exercisable for common stock), which equals 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance at a price less than the “Minimum Price,” defined as the lower of the closing price immediately prior to the execution of the binding agreement or the average closing price of the common stock for the 5 trading days immediately preceding the execution of the binding agreement.

The conversion of the Ribbon Debentures plus payment of interest under the Ribbon Debentures and the exercise of the Ribbon Warrants described above could result in the issuance of 20% or more of our common stock outstanding before the issuance of the Ribbon Debentures at a price less than the Minimum Price. The initial conversion price of the Debentures is $3.45, which is less than the Minimum Price as of December 1, 2020, the date the Purchase Agreement was executed. Without stockholder approval, we will not have the right to, and will not, issue shares of common stock upon the conversion of Ribbon Debentures or for interest payments under the Ribbon Debentures or upon exercise of the Ribbon Warrants, to the extent such issuances, together with any issuances upon the conversion or exercise of any Debentures and Warrants issued pursuant to the PIPE, in the aggregate exceed 3,930,858 shares.

Potential Adverse Effects

If our stockholders approve this proposal, up to approximately 17.1 million shares, or approximately 87% (based upon the total number of shares of common stock outstanding as of January 5, 2021), in addition to shares issuable as a result of the anti-dilution provisions of the Ribbon Debentures and the issuance of additional Ribbon Debentures payable as interest on the Ribbon Debentures, would be issuable in conjunction with the conversion of the Ribbon Debentures and exercise of the Ribbon Warrants, so our stockholders will experience substantial dilution of their interests as a result of such conversions and exercises.

American Virtual Cloud Technologies, Inc. | Proxy Statement 7

Consequences of Failure to Obtain Stockholder Approval

If our stockholders do not approve this proposal, then the aggregate number of shares of common stock issuable upon the conversion of the Ribbon Debentures and the exercise of the Ribbon Warrants, together with any issuances upon the conversion or exercise of any Debentures and Warrants issued pursuant to the PIPE, will be limited to no more than 19.9% of our common stock, or 3,930,858 shares. In such case, we would be required to seek additional capital to repay the Ribbon Debentures in cash, which may include equity issuances, asset sales, alternative debt for equity conversions or other restructuring transactions, which may not be on commercially reasonable terms and may negatively impact stockholders at that time. If we elect to seek additional capital with the issuance of new shares, it is also likely that we may again need to seek stockholder approval at a future special or annual meeting of stockholders for the issuance of those shares, may need to seek alternative means to finance the payment, or may take such other actions as the Board deems advisable and in the best interests of the Company and our stockholders at that time.

Amended and Restated Voting Agreement

Simultaneously with the execution of the Purchase Agreement, the Ribbon Parties entered into amended and restated voting agreements (the “A&R Voting Agreements”) with each of Pensare Sponsor Group, LLC and Stratos Management Systems Holdings, LLC, each of which is a greater than 5% stockholder of the Company (each, a “Significant Stockholder”). The Significant Stockholders held in the aggregate approximately 70% of AVCT’s outstanding shares of Common Stock as of January 5, 2021. Pursuant to the A&R Voting Agreements, each Significant Stockholder has agreed, with respect to all of the voting securities of AVCT that such Significant Stockholder beneficially owns as of the date thereof or thereafter, to vote in favor of the Stockholder Approval. The A&R Voting Agreements will terminate upon the Company obtaining the Stockholder Approval.

Recommendation of the Board of Directors

The Board of Directors recommends a vote “FOR” Nasdaq Proposal I.

American Virtual Cloud Technologies, Inc. | Proxy Statement 8

PROPOSAL 2 – NASDAQ PROPOSAL II

Background

Securities Purchase Agreement

Also on the Closing Date, and as a condition to the consummation of the transactions contemplated by the Purchase Agreement, AVCT entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) pursuant to which SPAC Opportunity Partners Investment Sub LLC (the “Initial Investor”) purchased, in a private placement on the Closing Date, 10,000 units of the Company’s securities (the “PIPE Units”) for an aggregate purchase price of $10.0 million, and AVCT may sell up to an additional 50,000 PIPE Units in one or more additional closings on or before May 24, 2021 (collectively, the “PIPE”). Each PIPE Unit consists of (i) $1,000 in principal amount of AVCT’s Series A-1 convertible debentures (the “PIPE Debentures”) and (ii) a warrant to purchase 100 shares of common stock at an exercise price of $0.01 per whole share (the “PIPE Warrants”). The PIPE Debentures and PIPE Warrants issued and issuable pursuant to the Securities Purchase Agreement are substantially the same as the Ribbon Debentures and Ribbon Warrants, respectively, issued to Ribbon pursuant to the Purchase Agreement.

The Initial Investor, which is an affiliate of Lawrence Mock, the Chairman of our Board of Directors and a significant stockholder of the Company, agreed that if the total number of PIPE Units sold pursuant to the Securities Purchase Agreement as of May 24, 2021 is less than 35,000, it will purchase such number of additional PIPE Units as is necessary to result in AVCT selling a total of 35,000 PIPE Units pursuant to the Securities Purchase Agreement, subject to customary closing conditions (the “Backstop Arrangement”).

A copy of the form of Securities Purchase Agreement was included as Exhibit 10.5 to the Current Report on Form 8-K we filed with the SEC on December 7, 2020.

Shares Issuable Upon Conversion of the PIPE Debentures and Exercise of the Warrants

As of the record date, based on the approximately $10.0 million in aggregate principal amount of PIPE Debentures and the 1.0 million PIPE Warrants outstanding, we could be required to issue approximately 2.9 million shares of common stock upon conversion of the PIPE Debentures and 1.0 million shares of common stock upon exercise of the PIPE Warrants. If we were to issue the full amount of the 35,000 PIPE Units issuable pursuant to the Backstop Arrangement, and no additional PIPE Units pursuant to the Securities Purchase Agreement, we could be required to issue an aggregate of 10.1 million shares of common stock upon conversion of the PIPE Debentures and an aggregate of 3.5 million shares of common stock upon exercise of the PIPE Warrants. If we were to issue the full amount of the 60,000 PIPE Units issuable pursuant to the terms of the Securities Purchase Agreement, we could be required to issue an aggregate of approximately 17.4 million shares of common stock upon conversion of the PIPE Debentures and an aggregate of 6.0 million shares of common stock upon exercise of the PIPE Warrants. The number of shares of common stock issuable may be increased as a result of the anti-dilution provisions of the PIPE Debentures and the issuance of additional PIPE Debentures payable as interest on the PIPE Debentures.

Nasdaq Listing Rules 5635(a), (b) and (d)

Nasdaq Rule 5635(a) requires stockholder approval prior to the issuance of securities in connection with the acquisition of another company if such securities are not issued in a public offering and (i) have, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of such securities (or securities convertible into or exercisable for common stock); or (ii) the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the stock or securities.

Nasdaq Rule 5635(b) requires stockholder approval for issuances of securities that will result in a “change of control” of the issuer. Nasdaq may deem a change of control to occur when, as a result of an issuance, an investor or a group would own, or have the right to acquire, 20% or more of the outstanding shares of common stock or voting power and such ownership or voting power of an issuer would be the largest ownership position of the issuer.

American Virtual Cloud Technologies, Inc. | Proxy Statement 9

Nasdaq Rule 5635(d) requires stockholder approval prior to a transaction, other than a public offering, involving the sale, issuance or potential issuance by the company of common stock (or securities convertible into or exercisable for common stock), which equals 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance at a price less than the “Minimum Price,” defined as the lower of the closing price immediately prior to the execution of the binding agreement or the average closing price of the common stock for the 5 trading days immediately preceding the execution of the binding agreement.

The conversion of the PIPE Debentures plus payment of interest under the PIPE Debentures and the exercise of the PIPE Warrants described above could result in the issuance of 20% or more of our common stock outstanding before the issuance of the PIPE Debentures at a price less than the Minimum Price. The initial conversion price of the PIPE Debentures is $3.45, which is less than the Minimum Price as of December 1, 2020, the date the Purchase Agreement and Securities Purchase Agreement were executed. Without stockholder approval, we will not have the right to, and will not issue shares of common stock for conversion of PIPE Debentures or for interest payments under the PIPE Debentures or for exercise of the PIPE Warrants, to the extent such issuances in the aggregate exceed 3,930,858 shares.

Potential Adverse Effects

If our stockholders approve this proposal, up to approximately 23.4 million shares, or approximately 118% (based upon the total number of shares of common stock outstanding as of January 5, 2021), in addition to shares issuable as a result of the anti-dilution provisions of the PIPE Debentures and the issuance of additional PIPE Debentures payable as interest on the PIPE Debentures, would be issuable in conjunction with the conversion of the PIPE Debentures and exercise of the PIPE Warrants, so our stockholders will experience substantial dilution of their interests as a result of such conversions and exercises.

Consequences of Failure to Obtain Stockholder Approval

If our stockholders do not approve this proposal, then the aggregate number of shares of common stock issuable upon the conversion of the PIPE Debentures and the exercise of the PIPE Warrants, together with any issuances upon the conversion or exercise of any Ribbon Debentures and Ribbon Warrants, will be limited to no more than 19.9% of our common stock, or 3,930,858 shares. In such case, we would be required to seek additional capital to repay the Debentures in cash, which may include equity issuances, assets sales, alternative debt for equity conversions or other restructuring transactions, which may not be on commercially reasonable terms and may negatively impact stockholders at that time. If we elect to seek additional capital with the issuance of new shares, it is also likely that we may again need to seek stockholder approval at a future special or annual meeting of stockholders for the issuance of those shares, may need to seek alternative means to finance the payment, or may take such other actions as the Board deems advisable and in the best interests of the Company and our stockholders at that time.

Recommendation of the Board of Directors

The Board of Directors recommends a vote “FOR” Nasdaq Proposal II.

American Virtual Cloud Technologies, Inc. | Proxy Statement 10

SECURITY OWNERSHIP

The following table sets forth information known to the Company regarding the beneficial ownership of our common stock as of January 5, 2021 by:

●	each person known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock;

●	each of our executive officers and directors; and

●	all of our executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security or has the right to acquire securities within 60 days, including options and warrants that are currently exercisable or exercisable within 60 days. Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them. The calculation of percentage of beneficial ownership is based on 19,753,060 shares of common stock outstanding as of January 5, 2021.

Name	Number of Shares Beneficially Owned(1)		Percent of Common Stock
Directors and Executive Officers of the Company:
Pensare Sponsor Group, LLC	16,175,137	(2)	53.7%
Lawrence E. Mock, Jr.(5)	22,538,352	(6)(8)	66.5%
Darrell J. Mays	16,641,260	(2)(3)(4)	54.6%
Xavier Williams	-		-
Thomas H. King	-		-
Graham McGonigal	-		-
Mark Downs	-		*
U. Bertram Ellis, Jr.	514,319	(9)	2.5%
Suzanne Shank	27,000		*
Karl Krapek	27,000		*
Dennis Lockhart	27,015		*
Dr. Klaas Baks	27,000		*
Kent Mathy	60,000		*
Michael Dennis	-		*
All directors and executive officers as a group (13 individuals)	33,115,258		85.8%
Five Percent or More Holders and Certain Other Holders:
Ribbon Communications Inc.(7)	17,067,075		19.9%
Navigation Capital Partners II, L.P.(8)	15,986,591		58.0%
MasTec, Inc.(10)	4,870,565		21.2%
Linden Advisors LP(11)	993,511		5.0%
BlueCrest Capital Management Limited(12)	1,125,313		5.7%
Davidson Kempner Capital Management LP(13)	1,109,879		5.4%

*	Less than 1% of outstanding shares.

(1)	Unless otherwise indicated, the business address of each of the persons and entities is 1720 Peachtree Street, Suite 629, Atlanta, GA 30309.

American Virtual Cloud Technologies, Inc. | Proxy Statement 11

SECURITY OWNERSHIP

(2)	Represents shares of common stock held by Pensare Sponsor Group, LLC, of which Mr. Mays is the managing member. Includes 7,017,290 shares of common stock underlying warrants with an exercise price of $11.50 per share (“Private Placement Warrants”), 856,561 shares of common stock underlying warrants issued in April 2020 with an exercise price of $0.01 per share (“Penny Warrants”) and 2,482,786 shares of common stock underlying debentures issued in April 2020 with a conversion price of $3.45 per share (“April Debentures”), in the original principal amount of $8,565,610.

(3)	Includes 62,500 shares of common stock underlying Penny Warrants and 181,159 shares of common stock underlying April Debentures in the principal amount of $625,000 held directly by Mr. Mays.

(4)	Includes 25,000 shares of common stock underlying Penny Warrants and 72,464 shares of common stock underlying April Debentures in the principal amount of $250,000 held directly by Mr. Mays’ daughter.

(5)	Mr. Mock holds an economic interest in Pensare Sponsor Group, LLC and a pecuniary interest in the securities held by Pensare Sponsor Group, LLC. Mr. Mock disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein.

(6)	According to the Amendment to Schedule 13D referred to in footnote (8) below, includes (i) 50,000 shares of common stock initially issuable to Nobadeer L.P. (“Nobadeer”) upon conversion of Penny Warrants and (ii) 144,928 shares of Common Stock initially issuable to Nobadeer upon conversion of April Debentures. Such securities are held directly by Nobadeer. Mr. Mock is the general partner of Nobadeer, and as a result, may be deemed to indirectly beneficially own the shares held by Nobadeer. Mr. Mock disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein.

(7)	According to a Schedule 13D filed with the SEC on December 11, 2020, Ribbon Communications Inc. has sole voting and investment power over the shares. Pursuant to the terms of the Ribbon Debenture and the Ribbon Warrant, the Ribbon Conversion Shares, together with shares issued pursuant to Units sold to other investors on the Closing Date, will not exceed 19.9% of either (i) the total number of shares of common stock outstanding on the Closing Date or (ii) the total voting power of the Issuer’s securities outstanding at the Closing Date that are entitled to vote on a matter being voted on by holders of the common stock, unless and until the Company has obtained the requisite stockholder approval to permit the issuance of the Conversion Shares. The business address of Ribbon Communications Inc. is c/o Ribbon Communications Inc., 4 Technology Park Drive, Westford, Massachusetts 01886.

(8)	According to an Amendment to Schedule 13D filed with the SEC on January 26, 2021, on behalf of: (i) Navigation Capital Partners II, L.P., a Delaware limited partnership (“Navigation”), (ii) NCP General Partner II, LLC, a Delaware limited liability company, and the general partner of Navigation (“NCP GP”), (iii) Lawrence E. Mock, Jr., a manager of NCP GP, (iv) John S. Richardson, a manager of NCP GP, (v) Stratos Management Systems Holdings, LLC, a Delaware limited liability company (“Holdings”), of which Navigation owns approximately 64.1% of the preferred units in Holdings, (vi) Navigation Capital Partners, Inc., a Delaware corporation, (vii) SPAC Opportunity Partners, LLC, a Delaware limited liability company (“SPAC Opps”), and (viii) SPAC Opportunity Partners Investment Sub, LLC, a Delaware limited liability company (“Investment Sub”). Includes (i) 8,189,490 shares of common stock held directly by Holdings, (ii) 2,000,000 shares of common stock issuable to Holdings upon conversion of Penny Warrants, (iii) 5,797,101 shares of common stock initially issuable to Holdings upon conversion of April Debentures, (iv) 630,571 shares of common stock issuable to SPAC Opportunity Partners, LLC upon conversion of Penny Warrants and (v) 1,827,712 shares of Common Stock initially issuable to SPAC Opps upon conversion of April Debentures. SPAC Opps is an entity controlled by Navigation Capital Partners, Inc. (“SPAC NCP”), and as a result, may be deemed to indirectly beneficially own the securities held by SPAC Opps. Mr. Mock is the sole shareholder of SPAC NCP, and as a result, may be deemed to indirectly beneficially own the shares held by SPAC Opps. Mr. Mock disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein. Includes an additional (i) 1,000,000 shares of common stock issuable to Investment Sub upon conversion of PIPE Warrant and (ii) 2,898,550 shares of common stock initially issuable to Investment Sub upon conversion of PIPE Debentures. Until Stockholder Approval is received, the terms of the PIPE Debentures and PIPE Warrants limit the number of shares of common stock into which the PIPE Debentures and PIPE Warrants can be converted to no more than 19.9% of either the number of shares of common stock outstanding on December 1, 2020 or the total voting power of the Company’s securities outstanding on December 1, 2020 that are entitled to vote on a matter voted on by holders of common stock. Investment Sub is a direct wholly-owned subsidiary of SPAC Opps. As a result, each of SPAC Opps, SPAC NCP and Mr. Mock may be deemed to indirectly beneficially own the securities held by Investment Sub. Mr. Mock disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein. The business address of each of these stockholders is 2870 Peachtree Rd NW, Unit 509, Atlanta, GA 30305.

(9)	Includes 487,319 shares of common stock underlying units consisting of (i) Penny Warrants to purchase 25,000 shares of common stock, (ii) April Debentures in the original principal amount of $250,000, (iii) PIPE Warrants to purchase 100,000 shares of common stock and (iv) PIPE Debentures in the original principal amount of $1,000,000.

(10)	According to a Schedule 13D filed with the SEC on April 17, 2020, on behalf of MasTec, Inc. Includes 2,000,000 shares of common stock underlying Private Placement Warrants, 300,000 shares of common stock underlying Penny Warrants and 869,565 shares of common stock underlying April Debentures in the original principal amount of $3,000,000. The business address of this stockholder is 800 S Douglas Road, 12th Floor Coral Gables, FL 33134.

(11)	According to a Schedule 13G filed with the SEC on February 5, 2021, on behalf of Linden Capital L.P., a Bermuda limited partnership (“Linden Capital”), Linden GP LLC, a Delaware limited liability company (“Linden GP”), Linden Advisors LP, a Delaware limited partnership (“Linden Advisors”), and Siu Min (Joe) Wong, relating to the shares of common stock and warrants held for the account of Linden Capital and one or more separately managed accounts (the “Managed Accounts”). Linden GP is the general partner of Linden Capital and, in such capacity, may be deemed to beneficially own the shares held by Linden Capital. Linden Advisors is the investment manager of Linden Capital and trading advisor or investment advisor for the Managed Accounts. Mr. Wong is the principal owner and controlling person of Linden Advisors and Linden GP. In such capacities, Linden Advisors and Mr. Wong may each be deemed to beneficially own the shares held by each of Linden Capital and the Managed Accounts. Each of Linden Advisors and Mr. Wong may be deemed the beneficial owner of 1,267,332 shares of common stock, consisting of 1,129,670 shares held by Linden Capital and 137,662 shares held by the Managed Accounts, of which 993,511 are attributable to warrants exercisable into shares of common stock. Each of Linden GP and Linden Capital may be deemed the beneficial owner of the 1,129,670 shares of common stock held by Linden Capital. The business address of Linden Capital is Victoria Place, 31 Victoria Street, Hamilton HM10, Bermuda. The business address for each of Linden Advisors, Linden GP and Mr. Wong is 590 Madison Avenue, 15th Floor, New York, New York 10022.

American Virtual Cloud Technologies, Inc. | Proxy Statement 12

SECURITY OWNERSHIP

(12)	According to a Schedule 13G filed with the SEC on April 20, 2020, on behalf of BlueCrest Capital Management Limited (the “Investment Manager”), which serves as investment manager to Millais Limited, a Cayman Islands exempted company (the “Fund”); and Michael Platt, who serves as principal, director, and control person of the Investment Manager, with respect to the shares of common stock held for the account of the Fund. Millais USA LLC acts as sub-investment manager of the Fund, and reports to the Investment Manager. Each of the Investment Manager and Mr. Platt may be deemed the beneficial owner of 1,125,313 shares of common stock held for the account of the Fund. The business address of this stockholder is Ground Floor, Harbour Reach, La Rue de Carteret, St Helier, Jersey, Channel Islands JE2 4HR.

(13)	According to a Schedule 13G filed with the SEC on April 17, 2020, on behalf of: (i) Davidson Kempner Partners, a New York limited partnership (“DKP”). MHD Management Co., a New York limited partnership (“MHD”), is the general partner of DKP and MHD Management Co. GP, L.L.C., a Delaware limited liability company, is the general partner of MHD. DKCM is responsible for the voting and investment decisions of DKP; (ii) Davidson Kempner Institutional Partners, L.P., a Delaware limited partnership (“DKIP”). Davidson Kempner Advisers Inc., a New York corporation, is the general partner of DKIP. DKCM is responsible for the voting and investment decisions of DKIP; (iii) Davidson Kempner International, Ltd., a British Virgin Islands business company (“DKIL”). DKCM is the investment manager of DKIL and is responsible for the voting and investment decisions of DKIL; (iv) Davidson Kempner Capital Management LP, a Delaware limited partnership and a registered investment adviser with the SEC, acts as investment manager to each of DKP, DKIP and DKIL (“DKCM”) either directly or by virtue of a sub-advisory agreement with the investment manager of the relevant fund. DKCM GP LLC, a Delaware limited liability company, is the general partner of DKCM. The managing members of DKCM are Anthony A. Yoseloff, Eric P. Epstein, Avram Z. Friedman, Conor Bastable, Shulamit Leviant, Morgan P. Blackwell, Patrick W. Dennis, Gabriel T. Schwartz, Zachary Z. Altschuler, Joshua D. Morris and Suzanne K. Gibbons; and (v) Mr. Anthony A. Yoseloff through DKCM, is responsible for the voting and investment decisions relating to the securities held by DKP, DKIP and DKIL reported above. Includes 924,900 shares of common stock issuable upon exercise of warrants. The business address of this stockholder is c/o Davidson Kempner Capital Management LP, 520 Madison Avenue, 30th Floor, New York, New York 10022.

As discussed above, simultaneously with the execution of the Purchase Agreement, the Ribbon Parties entered into the A&R Voting Agreements with each of Pensare Sponsor Group, LLC and Stratos Management Systems Holdings, LLC, each of which is a greater than 5% stockholder of the Company, or a Significant Stockholder. The Significant Stockholders held in the aggregate approximately 70% of AVCT’s outstanding shares of Common Stock as of January 5, 2021. Pursuant to the A&R Voting Agreements, each Significant Stockholder has agreed, with respect to all of the voting securities of AVCT that such Significant Stockholder beneficially owns as of the date thereof or thereafter, to vote in favor of the Stockholder Approval. The A&R Voting Agreements will terminate upon the Company obtaining the Stockholder Approval.

American Virtual Cloud Technologies, Inc. | Proxy Statement 13

OTHER MATTERS

Stockholder Proposals and Director Nominations for 2021 Annual Meeting

Stockholder proposals and director nominations pursuant to the advance notice provision in our Bylaws should be sent to us at our principal executive offices. To be considered for inclusion in our proxy statement for the 2021 Annual Meeting of Stockholders, the deadline for submission of stockholder proposals, pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, is [●]. Additionally, pursuant to the advance notice provision in our Bylaws, we must receive notice of any stockholder proposal or nomination for election as director to be submitted at the 2021 Annual Meeting of Stockholders, but not required to be included in our proxy statement, no earlier than [●] and no later than [●]. In the case of director nominations, the notice must be accompanied by the information concerning the director candidate and nominating stockholder described in Section 3.2(d) of our Bylaws.

List of Stockholders Entitled to Vote at the Special Meeting

The names of stockholders of record entitled to vote at the Special Meeting will be available at our corporate office for a period of 10 days prior to the Special Meeting and continuing through the Special Meeting.

Expenses Relating to this Proxy Solicitation

We will pay all expenses relating to this proxy solicitation. In addition to this solicitation by mail, our officers, directors, and employees may solicit proxies by telephone or personal call without extra compensation for that activity. We also expect to reimburse banks, brokers and other persons for reasonable out-of-pocket expenses in forwarding proxy materials to beneficial owners of our stock and obtaining the proxies of those owners.

Householding

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders of record who have the same address and last name will receive only one copy of our proxy statement and other proxy materials, unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure will reduce our printing costs and postage fees.

If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of the Notice, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of the proxy materials for your household, please contact our transfer agent, Continental Stock Transfer & Trust Company in writing: 1 State Street, New York, New York 10004, or by telephone: in the U.S., [   ]; outside the U.S., [   ].

If you participate in householding and wish to receive a separate copy of the proxy materials, or if you do not wish to participate in householding and prefer to receive separate copies of the proxy materials in the future, please contact Continental Stock Transfer & Trust Company as indicated above. Beneficial stockholders can request information about householding from their nominee.

American Virtual Cloud Technologies, Inc. | Proxy Statement 14

Annex A

Kandy Communications Business of Ribbon Communications Inc.

Abbreviated Financial Statements

For the Years Ended December 31, 2019 and 2018

A-i

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors
Ribbon Communications, Inc.

We have audited the accompanying abbreviated financial statements of the Kandy Communications Business of Ribbon Communications Inc. (the “Business”), which comprise the statements of assets acquired and liabilities assumed as of December 31, 2019 and 2018 and the related statements of revenues and direct expenses for the years ended December 31 2019 and 2018, and the related notes to the abbreviated financials statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these abbreviated financial statements in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of abbreviated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these abbreviated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the abbreviated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the abbreviated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the abbreviated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the abbreviated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the abbreviated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the abbreviated financial statements referred to above present fairly, in all material respects, the financial position of the Business, as of December 31, 2019 and 2018 and its revenues and direct expenses for the years ended December 31, 2019 and 2018, in accordance with U.S. generally accepted accounting principles.

Emphasis of Matter

We draw attention to Note 1 to the abbreviated financial statements, which describes that the accompanying abbreviated financial statements were prepared for the purpose of complying with the rules and regulations of the U.S. Securities and Exchange Commission for inclusion in a Form 8-K/A of American Virtual Cloud Technologies, Inc. in connection with Ribbon Communications Inc.’s sale of its Kandy Communications Business to American Virtual Cloud Technologies, Inc., and are not intended to be a complete presentation of the Business’ assets, liabilities, revenues, and expenses. Our opinion is not modified with respect to this matter.

Melville, NY

September 24, 2020

Kandy Communications Business of Ribbon Communications Inc.
Statements of Assets Acquired and Liabilities Assumed
(In thousands)

	December 31, 2019	December 31, 2018
Assets acquired
Current assets:
Accounts receivable, net	$2,011	$1,226
Other current assets	50	24
Total current assets	2,061	1,250
Property and equipment, net	1,797	1,527
Total assets acquired	$3,858	$2,777

Liabilities assumed
Current liabilities:
Accounts payable	$2,690	$2,259
Accrued expenses and other	2,265	2,899
Deferred revenue	1,427	1,360
Total current liabilities	6,382	6,518
Other long-term liabilities	942	951
Total liabilities assumed	7,324	7,469

Net liabilities assumed	$(3,466)	$(4,692)

The accompanying notes are an integral part of these abbreviated financial statements

Kandy Communications Business of Ribbon Communications Inc.
Statements of Revenues and Direct Expenses
(In thousands)

	Year ended
	December 31, 2019	December 31, 2018
Revenues	$8,547	$7,281
Cost of revenues	8,065	6,045
Gross Profit	482	1,236

Direct expenses:
Research and development	15,767	14,323
Sales and marketing	4,787	6,341
General and administrative	1,163	2,350
Restructuring and related	1,524	485
Total direct expenses	23,241	23,499

Direct expenses in excess of revenues	$(22,759)	$(22,263)

The accompanying notes are an integral part of these abbreviated financial statements

Kandy Communications Business of Ribbon Communications Inc.
Notes to Abbreviated Financial Statements
(In thousands)

1.	Nature of Operations and Presentation

On August 5, 2020, American Virtual Cloud Technologies, Inc. (“AVCT”) entered into a Purchase Agreement (the “Purchase Agreement”) with Ribbon Communications Inc. (“Ribbon”), Ribbon Communications Operating Company, Inc. (“RCOCI”) and Ribbon Communications International Limited (together with RCOCI, the “Sellers”, and together with Ribbon, the “Ribbon Parties”), pursuant to which AVCT agreed to purchase the Sellers’ cloud-based enterprise services business (also known as the Kandy Communications Business) (the “Business” or “Kandy”) by acquiring certain of the Sellers’ and their respective affiliates’ assets and assuming certain of the Sellers’ and their respective affiliates’ liabilities primarily associated with the Business, and acquiring all of the outstanding interests of Kandy Communications LLC (the “Transaction”).

Under the terms of the Purchase Agreement, AVCT agreed to issue to Ribbon 13.0 million shares of AVCT’s common stock (the “Issued Shares”), subject to certain adjustments, as consideration for the Transaction (the “Purchase Price”).

Founded in 2014, Kandy is a global provider of complex deployments of unified communications as a service (“UCaaS”), communications platform as a service (“CPaaS”), and contact center as a service (“CCaaS”) for mid- market and enterprise customers across its powerful, proprietary multi-tenant, highly scalable cloud platform. The Kandy platform also includes pre-built customer engagement tools, based on WebRTC technology, known as Kandy Wrappers, and provides white-labeled services to a variety of customers including communications service providers and systems integrators. With Kandy, companies of all sizes and types can quickly embed real-time communications capabilities into their existing applications and business processes.

Basis of Presentation

The accompanying Statements of Assets Acquired and Liabilities Assumed as of December 31, 2019 and 2018 and the related Statements of Revenues and Direct Expenses for each of the years ended December 31, 2019 and 2018 (collectively, the “Abbreviated Financial Statements”) of the Business have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) and have been prepared for purposes of providing financial information of an acquired business that is considered significant pursuant to the Securities and Exchange Commission (“SEC”) Rule 3-05 of Regulation S-X and early application of SEC Final Rule Release No. 33-10786, Amendments to Financial Disclosures About Acquired and Disposed Businesses.

Ribbon management determined that it is impracticable to prepare full carve-out financial statements for Kandy in accordance with Regulation S-X for the following reasons:

●	Kandy has not been previously managed by Ribbon as a stand-alone business, but instead was part of a fully integrated company.

●	Audited financial statements of Kandy have never been prepared because distinct and separate accounts necessary to present complete stand-alone balance sheets, statements of operations, and cash flows have not been maintained.

●	Working capital accounts, including accounts receivable, other current assets, fixed assets, accounts payable, and other current accrued liabilities related to Kandy have not been maintained separately, but have been maintained in the aggregate at the Ribbon corporate level with similar accounts of other Ribbon businesses.

●	All cash flow requirements of the various activities and locations comprising Kandy are funded by Ribbon and no cash management functions are performed at the Business level. In addition, the Business does not maintain separate cash balances. Major sources of cash come from revenues and major uses of cash are for capital expenditures, research and development, and payroll-related costs.

Kandy Communications Business of Ribbon Communications Inc.
Notes to Abbreviated Financial Statements
(In thousands)

As a result of the foregoing, it is impracticable to prepare full financial statements as required by Regulation S-X. In addition, the preparation of statements of invested equity and cash flows was not practicable due to the integration of Kandy into the total operations of Ribbon. The Abbreviated Financial Statements represent the Business subject to the sale under the Purchase Agreement and have been derived from the financial statements and accounting records of Ribbon and its subsidiaries. All intercompany accounts and transactions have been eliminated.

The accompanying Abbreviated Financial Statements are not intended to be a complete presentation of financial position, results of operations, or cash flows of the Business in conformity with GAAP. In addition, the Statements of Revenues and Direct expenses may not be indicative of operating results given the omission of certain corporate overhead, interest and income tax allocations.

For the years ended December 31, 2019 and 2018, certain assets, revenues and expenses in the Abbreviated Financial Statements include allocations from Ribbon. To the extent that a revenue or expense is identifiable and directly related to the Business, it is reflected in the accompanying Abbreviated Financial Statements, and accounted for in conformity with GAAP. Direct expenses include certain Ribbon corporate allocations attributable to the Business and are included as components of research and development expense, sales and marketing expense, and restructuring and related expense. These corporate allocations include, but are not limited to, stock-based compensation and other human resource related expenses.

Management believes that the assumptions underlying the allocations in the Abbreviated Financial Statements are reasonable. However, the Abbreviated Financial Statements included herein do not necessarily reflect the results of operations and financial position of the Business as if it had operated as a stand-alone entity, nor are they intended to provide an indication of how the Business will perform in the future. Allocations used in preparation of the Abbreviated Financial Statements are as follows:

Statements of Revenues and Direct Expenses

The Statements of Revenues and Direct Expenses include the revenues and expenses directly attributable to the Business, and do not include interest expense, other non-operating income and expenses, income taxes or any other indirect expense.

After the completion of the transaction, the Business will develop and sell its products and services to third parties. For purposes of the Statement of Revenues and Direct Expenses, revenues represent amounts generated from the sale of Kandy products to third parties.

Statements of Assets Acquired and Liabilities Assumed

The Statements of Assets Acquired and Liabilities Assumed include the specific assets and liabilities that are to be transferred in accordance with terms of the Purchase Agreement.

2.	Significant Accounting Policies

Use of Estimates

The preparation of the Abbreviated Financial Statements in conformity with GAAP requires management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities. Management evaluates estimates on an ongoing basis. Management bases estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Kandy Communications Business of Ribbon Communications Inc.
Notes to Abbreviated Financial Statements
(In thousands)

Accounts Receivable

Management evaluates the allowance for doubtful accounts receivable based on historical credit experience, payment trends and other economic factors. An allowance for doubtful accounts is estimated based on the management’s assessment of the collectability of specific customer accounts. The allowance for doubtful accounts was approximately $112 and $25 at December 31, 2019 and 2018, respectively.

Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation. Expenditures for maintenance and repairs are charged to expense as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets, which range from two to five years. Leasehold improvements are amortized over the lesser of the lease term or five years. When an asset is sold or retired, the cost and related accumulated depreciation or amortization are eliminated, and the resulting gain or loss, if any, is recognized in the Statements of Revenues and Direct Expenses.

Impairment of Long-Lived Assets

The Business reviews property and equipment for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of these assets is measured by comparing their carrying amounts to market prices or the future undiscounted cash flows the assets are expected to generate. If property and equipment are considered to be impaired, the impairment to be recognized would equal the amount by which the carrying value of the assets exceeds their fair value based on market prices.

Revenue Recognition

Management adopted Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts with Customers (“ASC 606”), on January 1, 2018 using the modified retrospective method which resulted in no adjustments to the accompanying Abbreviated Financial Statements. Additional information and disclosures as a result of this adoption are included below in Recently Adopted Accounting Standards and in Note 6 – Revenue.

The Business recognizes service revenue, mainly from subscription services to its cloud-based UCaaS, CPaaS, CCaaS, and collaboration solutions using the five-step model as prescribed by ASC 606:

●	identification of the contract, or contracts, with a customer;

●	identification of the performance obligations in the contract;

●	determination of the transaction price;

●	allocation of the transaction price to the performance obligations in the contract; and

●	recognition of revenue when or as, the Business satisfies a performance obligation.

The Business identifies performance obligations in contracts with customers, which typically include subscription services and related usage. The transaction price is determined based on the amount the Business expects to be entitled to receive in exchange for transferring the promised services or products to the customer. The transaction price in the contract is allocated to each distinct performance obligation in an amount that represents the relative amount of consideration expected to be received in exchange for satisfying each performance obligation. Revenue is recognized when performance obligations are satisfied. Revenues are recorded based on the transaction price, which typically correlates to standalone selling price (“SSP”), excluding amounts collected on behalf of third parties such as sales and telecommunication taxes, which are collected on behalf of and remitted to governmental authorities. The Business generally bills customers on a monthly basis. Contracts typically range from annual to multi-year agreements with payment terms of net 30 days or less. Prior to signing a contract with a customer, collectability is assessed.

Kandy Communications Business of Ribbon Communications Inc.
Notes to Abbreviated Financial Statements
(In thousands)

When the Business’s services do not meet certain service level commitments, customers are entitled to receive service credits, and in certain cases, refunds, each representing a form of variable consideration. The Business historically has not experienced any significant incidents affecting the defined levels of reliability and performance as required by our subscription contracts. Therefore, the variable consideration is insignificant. There are no reserves for service credits as of December 31, 2019 or 2018.

The estimation of variable consideration for each performance obligation requires the Business to make subjective judgments. The Business has service-level agreements with customers warranting defined levels of uptime reliability and performance. Customers may get credits or refunds if the Business fails to meet such levels. If the services do not meet certain criteria, fees are subject to adjustment or refund representing a form of variable consideration. The Business may negotiate minimum revenue commitments (“MRC”) at the inception of the contract.

The Business enters into contracts with customers that regularly include promises to transfer multiple services, such as subscriptions, and professional services. For arrangements with multiple services, the Business evaluates whether the individual services qualify as distinct performance obligations. In its assessment of whether a service is a distinct performance obligation, the Business determines whether the customer can benefit from the service on its own or with other readily available resources, and whether the service is separately identifiable from other services in the contract. This evaluation requires the Business to assess the nature of each individual service offering and how the services are provided in the context of the contract, including whether the services are significantly integrated, highly interrelated, or significantly modify each other, which may require judgment based on the facts and circumstances of the contract.

When agreements involve multiple distinct performance obligations, the Business allocates arrangement consideration to all performance obligations at the inception of an arrangement based on the relative SSP of each performance obligation. Usage fees deemed to be variable consideration meet the allocation exception for variable consideration. Where the Business has standalone sales data for its performance obligations which are indicative of the price at which the Business sells a promised good or service separately to a customer, such data is used to establish SSP. In instances where standalone sales data is not available for a particular performance obligation, the Business estimates SSP by the use of observable market and cost-based inputs. The Business continues to review the factors used to establish list price and will adjust standalone selling price methodologies as necessary on a prospective basis.

Service revenue from subscriptions to the Business’s cloud-based technology platform is recognized on a ratable basis over the contractual subscription term beginning on the date that the platform is made available to the customer until the end of the contractual period. Payments received in advance of subscription services being rendered are recorded as deferred revenue; revenue recognized for services rendered in advance of payments received are recorded as contract assets. Usage fees, when bundled, are billed in advance and recognized on a ratable basis over the contractual subscription term, which is usually the monthly contractual billing period. Non-bundled usage fees are recognized as actual usage occurs.

Other revenue is primarily comprised of professional services revenue. Professional services for deployment, configuration, system integration, optimization, customer training or education are primarily billed on a fixed-fee basis and are performed by the Business directly. Professional services revenue is recognized as services are performed or upon completion of the deployment. The Business also recognizes revenue for perpetual and term-based software licenses. The Business has concluded that its software licenses are functional intellectual property that are distinct, as the user can benefit from the software on its own. The software license revenue is typically recognized upon transfer of control or when the software is made available for download, as this is the point that the user of the software can direct the use of, and obtain substantially all of the remaining benefits from, the functional intellectual property.

Kandy Communications Business of Ribbon Communications Inc.
Notes to Abbreviated Financial Statements
(In thousands)

Deferred Revenue

Deferred revenues represent billings or payments received in advance of revenue recognition and are recognized upon transfer of control. Balances consist primarily of annual plan subscription services and professional and training services not yet provided as of the balance sheet date. Deferred revenues that will be recognized during the succeeding twelve-month period are recorded as deferred revenues, current, with the remainder recorded as other long-term liabilities in the Business’s statement of assets acquired and liabilities assumed. During the years ended December 31, 2019 and 2018, the Business recognized revenues of approximately $1,360 and $2,177, respectively, that was included in deferred revenue at the beginning of the year.

Sales Commission Costs

Sales commissions are considered incremental and recoverable costs of acquiring customer contracts. Commissions for Kandy sales are expensed over the first 12 months of each contract or expensed immediately as part of the practical expedient used in connection with the adoption of ASC 606.

Cost of Revenues

Cost of revenues include direct cost of services and products sold, and an allocation for indirect service and hosting costs related to the Business incurred by Ribbon.

Research and Development Expenses

Research and development costs, including new product development, are charged to direct expenses as incurred in the statements of revenues and direct expenses. Research and development expenses include personnel-related costs (including stock-based compensation), depreciation related to engineering and test equipment, allocated costs of facilities and information technology, outside services and consultants, supplies, software tools and product certification.

Sales and Marketing Expenses

Sales and marketing expenses consist primarily of salaries, commissions, and related expenses for personnel engaged in sales and marketing functions, costs associated with promotional and marketing programs, travel and entertainment expenses, and allocated expenses related to legal, IT, facilities, and other shared functions.

Advertising Costs

Advertising costs are expensed as incurred and included as a component of Sales and Marketing expense in the statements of revenues and expenses.

Stock-Based Compensation

Stock-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as expense over the requisite service period, which generally represents the vesting period, and includes an estimate of the awards that will be forfeited.

The Black-Scholes valuation model is used for estimating the fair value on the date of grant of stock options. The fair value of stock option awards is affected by the Business’s stock price as well as valuation assumptions, including the volatility of Ribbon’s stock price, expected term of the option, risk-free interest rate and expected dividends.

Kandy Communications Business of Ribbon Communications Inc.
Notes to Abbreviated Financial Statements
(In thousands)

Restructuring and Related Expenses

During the years ended December 31, 2019 and 2018, the Business was part of a restructuring and facilities consolidation initiative implemented by Ribbon. The restructuring initiatives included facility consolidations, refinement of research and development activities, and a reduction in workforce. The Business records costs associated with restructuring-related employee terminations when the liability is incurred. Employee termination benefits are recorded when the benefit arrangement is communicated to the employee and no significant future services are required. If employees are required to render service until they are terminated in order to receive the termination benefits, the fair value of the termination date liability is recognized ratably over the future service period. Restructuring and related expenses are reported separately in the Statements of Revenues and Direct Expenses.

Foreign currency translation

The Business uses the U.S. dollar as its reporting currency. The foreign Ribbon subsidiaries’ functional currency is the U.S. dollar. Monetary assets and liabilities are translated into U.S. dollars at the current exchange rate on the balance sheet date. Nonmonetary assets and liabilities are remeasured into U.S. dollars at historical exchange rates. Revenue and expense items are translated at average rates of exchange prevailing during each period. Realized and unrealized foreign currency exchange gains and losses arising from transactions denominated in currencies other than the subsidiary’s functional currency are reflected in earnings.

Recently Adopted Accounting Standards

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers and in 2015, 2016, and 2017 the FASB issued several clarifying updates to this new standard (ASU No. 2015-14, 2016-08, 2016-10, 2016-11, 2016-12, 2016-20 and 2017-05), which collectively comprises ASC 606. ASC 606 provides a five-step model in determining when and how revenue is recognized and requires revenue recognition to depict the transfer of promised goods or services to customers in an amount that reflects the consideration a company expects to receive in exchange for those goods or services. This new standard was adopted in 2018 using the modified retrospective method and did not result in any adjustments included in the accompanying Abbreviated Financial Statements. Additional information and disclosures as a result of this adoption are contained in Note 6.

3.	Property and Equipment

Property and equipment consisted of the following at December 31, 2019 and 2018:

		December 31,
	Useful Life	2019	2018
Equipment	2-5 years	$2,920	$2,108
Software	2-5 years	268	80
		3,188	2,188
Less accumulated depreciation and amortization		(1,391)	(661)
Property and equipment, net		$1,797	$1,527

Depreciation and amortization of property and equipment for the years ended December 31, 2019 and 2018, was $722 and $603, respectively.

Kandy Communications Business of Ribbon Communications Inc.
Notes to Abbreviated Financial Statements
(In thousands)

4.	Accrued Expenses and Other

Accrued expenses and other consisted of the following at December 31, 2019 and 2018:

	December 31,
	2019	2018
Employee compensation and related costs	$994	$2,319
Restructuring	216	9
Current portion of capital lease obligations	179	109
Other	876	462
	$2,265	$2,899

5.	Long-Term Liabilities

Long-term liabilities consisted of the following at December 31, 2019 and 2018:

	December 31,
	2019	2018
Capital lease obligations, net of current portion	$177	$218
Canadian grant liability	765	733
	$942	$951

In April 2018, Ribbon entered into a conditional grant agreement (“Canadian Grant”) with the Ontario Minister of Economic Development and Growth (“OMEDG”). The Canadian Grant was created by the OMEDG to facilitate the Ontario Jobs and Prosperity Fund (“JPF”) in order to assist Ontario businesses and business development organizations to support business investment and economic development in key sections of Ontario. Under the agreement, OMEDG has agreed to provide Ribbon an amount not to exceed $10,000 Canadian dollars over the course of six years through December 31, 2023 to be used solely to finance the costs to create jobs and a research and development center of excellence for cloud communications.

As of December 31, 2019, the Business received approximately $765 under the Canadian Grant which is subject to certain clawback provisions within the Canadian Grant agreement predicated on job creation and other milestones over the course of the six-year term.

6.	Revenue

Disaggregation of Revenue

The Business disaggregates its revenue from contracts with customers based on the geographic regions in which each customer is domiciled.

The Business’s total revenue for the years ended December 31, 2019 and 2018 was disaggregated geographically as follows:

	December 31,
	2019	2018
Americas	$3,963	$3,255
Europe, Middle East and Africa	3,889	2,267
Asia Pacific	695	1,759
	$8,547	$7,281

Kandy Communications Business of Ribbon Communications Inc.
Notes to Abbreviated Financial Statements
(In thousands)

7.	Stock-Based Compensation Plans

Kandy employees participate in Ribbon’s stock-based compensation plans. Under the following plans, Ribbon may grant certain employees various types of stock awards based upon Ribbon common stock and all employees were eligible to participate in the Employee Stock Purchase Plan which expired on May 20, 2020.

2019 Stock Incentive Plan

At Ribbon’s annual meeting of stockholders held on June 5, 2019, Ribbon’s stockholders approved the Ribbon Communications Inc. Incentive Award Plan (the “2019 Plan”). The 2019 Plan had previously been approved by Ribbon’s Board of Directors, subject to stockholder approval. Under the 2019 Plan, Ribbon may grant awards aggregating up to 7.0 million shares of Ribbon common stock (subject to adjustment in the event of stock splits and other similar events), plus 5.1 million shares of common stock that remained available for issuance under Ribbon’s amended and Restated Stock Incentive Plan (the “2007 Plan”) on June 5, 2019, plus any shares covered by awards under the 2007 Plan (or Ribbon’s other prior equity compensation plans) that again become available for grant pursuant to the provisions of the 2007 Plan. The 2019 Plan provides for the award of options to purchase Ribbon’s common stock (“stock options”), stock appreciation rights (“SARs”), restricted stock awards (“RSAs”), performance-based stock awards (“PSAs”), restricted stock units (“RSUs”), performance- based stock units (“PSUs”) and other stock- or cash-based awards. Awards can be granted under the 2019 Plan to Ribbon’s employees, officers and non-employee directors, as well as consultants and advisors of Ribbon and its subsidiaries. At December 31, 2019, there were 7.1 million shares available for future issuance under the 2019 Plan.

2007 Plan

Ribbon’s 2007 Plan provided for the award of stock options, SARs, RSAs, PSAs, RSUs, PSUs and other stock- based awards to employees, officers, non-employee directors, consultants and advisors of Ribbon and its subsidiaries. On and following June 5, 2019, with the exception of shares underlying awards outstanding as of that date, no additional shares may be granted under the 2007 Plan.

2012 Stock Incentive Plan

In connection with Ribbon’s acquisition of Performance Technologies Inc. (“PT”) in 2014, Ribbon assumed PT’s 2012 Amended Performance Technologies, Incorporated Omnibus Incentive Plan and subsequently renamed it the 2012 Stock Incentive Plan (the “2012 Plan). In December 2014, all of the unissued shares under the 2012 Plan were transferred to the 2007 Plan. Any outstanding awards under the 2012 Plan that in the future expire, terminate, are cancelled, surrendered or forfeited or are repurchased by Ribbon will be returned to the 2019 Plan. Accordingly, at December 31, 2019 there were no shares available for future issuance under the 2012 Plan.

Stock Options

All outstanding stock options expired in 2018, and Ribbon did not grant stock options in 2019. Accordingly, the Business has not included any information related to stock options for the year ended December 31, 2019. The activity related to the Business’s outstanding stock options for the year ended December 31, 2018 was as follows:

	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding at January 1, 2018	800	$18.10
Granted	-	$-
Exercised	-	$-
Forfeited	-	$-
Expired	(800)	$18.10
Outstanding at December 31, 2018	-	$-	-	$-
Vested or expected to vest at December 31, 2018	-	$-	-	$-
Exercisable at December 31, 2018	-	$-	-	$-

There were no stock options exercised in the year ended December 31, 2018 and accordingly, the Business has not provided information regarding the total intrinsic value of stock options exercised or cash received from the exercise of stock options.

Kandy Communications Business of Ribbon Communications Inc.
Notes to Abbreviated Financial Statements
(In thousands)

Restricted Stock Awards and Units

The activity related to the Business’s RSAs for the years ended December 31, 2019 and 2018 was as follows:

	Number of Shares	Weighted Average Grant Date Fair Value
Unvested balance at January 1, 2018	284,668	$6.94
Granted	30,000	$7.04
Vested	(94,892)	$6.94
Forfeited	(8,500)	$7.04
Unvested balance at December 31, 2018	211,276	$6.95
Granted	-	-
Vested	(191,586)	$6.95
Forfeited	-	-
Unvested balance at December 31, 2019	19,690	$6.99

The activity related to the Business’s RSUs for the years ended December 31, 2019 and 2018 was as follows:

	Number of Shares	Weighted Average Grant Date Fair Value
Unvested balance at January 1, 2018	320	$7.26
Granted	18,000	$7.04
Vested	-	-
Forfeited	(6,320)	$7.05
Unvested balance at December 31, 2018	12,000	$7.04
Granted	118,895	$5.46
Vested	(6,002)	$7.04
Forfeited	-	-
Unvested balance at December 31, 2019	124,893	$5.54

Employee Stock Purchase Plan

Ribbon’s Amended and Restated 2000 Employee Stock Purchase Plan (“ESPP”) was designed to provide eligible employees of Ribbon and its participating subsidiaries an opportunity to purchase common stock of Ribbon through accumulated payroll deductions. The ESPP provided for six-month offering periods with the purchase price of the stock equal to 85% of the lesser of the closing market price on the first or last day of the offering period. The maximum number of shares of common stock an employee could purchase during each offering period was 500, subject to certain adjustments pursuant to the ESPP. The last purchase under the ESPP purchase period was made on November 28, 2019, and the ESPP expired on May 20, 2020.

Kandy Communications Business of Ribbon Communications Inc.
Notes to Abbreviated Financial Statements
(In thousands)

Stock-Based Compensation

The Statements of Revenues and Direct Expenses include stock-based compensation for the years ended December 31, 2019 and 2018 as follows:

	Year ended December 31,
	2019	2018
Cost of revenues	$29	$-
Research and development	56	13
Sales and marketing	195	183
General and administrative	1,081	813
	$1,361	$1,009

At December 31, 2019, there was $0.6 million, net of expected forfeitures, of unrecognized stock-based compensation expense related to stock awards and stock units. This expense is expected to be recognized over a weighted average period of approximately two years.

At December 31, 2019, common stock of Ribbon reserved for future issuance consisted of the following:

2019 Plan	7,051,559
ESPP	1,148,867
8,200,426

Ribbon’s policy is to issue authorized but unissued shares upon the exercise of stock options, the granting of restricted common stock, the settlement of restricted stock units and the purchase of Ribbon’s common stock under the ESPP.

8.	Major Customers

For the year ended December 31, 2019, three customers accounted for 16%, 14% and 11% of total revenues. For the year ended December 31, 2018, one customer accounted for approximately 20% of total revenues.

At December 31, 2019, two customers accounted for 19% each of Kandy’s accounts receivable balance, aggregating approximately 38% of total accounts receivable. At December 31, 2018, two customers accounted for 46% and 11% of Kandy’s accounts receivable balance, representing approximately 57% of total accounts receivable. The Business performs ongoing credit evaluations of its customers and generally does not require collateral on accounts receivable. The Business maintains an allowance for doubtful accounts and such losses have been within management’s expectations.

9.	Commitments and Contingencies

From time to time, the Business may become involved in various lawsuits, claims, and proceedings that arise in the ordinary course of business. The Business records a loss provision when management believes it is both probable that a liability has been incurred and the amount can be reasonably estimated. Management does not believe any current legal proceedings will have a material effect on these financial statements.

10.	Subsequent Events

Subsequent to the year-end, on March 11, 2020, the World Health Organization characterized the outbreak of a strain of the novel coronavirus (“COVID-19”) as a pandemic which has resulted in a series of public health and emergency measures that have been put in place to combat the spread of the virus. The duration and impact of COVID-19 are unknown at this time and it is not possible to reliably estimate the impact that the length and severity of these developments will have on the financial results and condition of the Business in future periods.

Annex B

Kandy Communications Business of Ribbon Communications Inc.

Abbreviated Financial Statements

For the Nine months Ended September 30, 2020 and 2019 (Unaudited)

Statements of Assets Acquired and Liabilities Assumed (Unaudited)	B-1

Statements of Revenues and Direct Expenses (Unaudited)	B-2

Notes to Abbreviated Financial Statements (Unaudited)	B-3 – B-12

B-i

Kandy Communications Business of Ribbon Communications Inc.

Statements of Assets Acquired and Liabilities Assumed (Unaudited)

(In thousands)

	September 30, 2020	September 30, 2019
Assets acquired
Current assets:
Accounts receivable, net	$3,105	$2,644
Other current assets	168	109
Total current assets	3,273	2,753
Property and equipment, net	3,216	1,736
Total assets acquired	$6,489	$4,489

Liabilities assumed
Current liabilities:
Accounts payable	$2,277	$3,284
Accrued expenses and other	2,615	1,984
Deferred revenue	459	1,557
Total current liabilities	5,351	6,825
Other long-term liabilities	882	978
Total liabilities assumed	6,233	7,803

Net assets acquired (liabilities assumed)	$256	$(3,314)

The accompanying notes are an integral part of these abbreviated financial statements

Kandy Communications Business of Ribbon Communications Inc.

Statements of Revenues and Direct Expenses (Unaudited)

(In thousands)

	Nine months ended
	September 30, 2020	September 30, 2019
Revenues	$10,246	$6,187
Cost of revenues	7,469	6,052
Gross Profit	2,777	135

Direct expenses:
Research and development	12,356	11,528
Sales and marketing	3,371	3,521
General and administrative	-	1,159
Restructuring and related	356	1,508
Total direct expenses	16,083	17,716

Direct expenses in excess of revenues	$(13,306)	$(17,581)

The accompanying notes are an integral part of these abbreviated financial statements

Kandy Communications Business of Ribbon Communications Inc.

Notes to Abbreviated Financial Statements (Unaudited)

(In thousands)

1.	Nature of Operations and Presentation

On August 5, 2020, American Virtual Cloud Technologies, Inc. (“AVCT”) entered into a Purchase Agreement (the “Purchase Agreement”) with Ribbon Communications Inc. (“Ribbon”), Ribbon Communications Operating Company, Inc. (“RCOCI”) and Ribbon Communications International Limited (together with RCOCI, the “Sellers”, and together with Ribbon, the “Ribbon Parties”), pursuant to which AVCT agreed to purchase the Sellers’ cloud-based enterprise services business (also known as the Kandy Communications Business) (the “Business” or “Kandy”) by acquiring certain of the Sellers’ and their respective affiliates’ assets and assuming certain of the Sellers’ and their respective affiliates’ liabilities primarily associated with the Business, and acquiring all of the outstanding interests of Kandy Communications LLC (the “Transaction”).

AVCT entered into an Amended and Restated Purchase Agreement (the “Amended and Restated Purchase Agreement”) and completed the Transaction with the Sellers on December 1, 2020.

The Transaction was completed pursuant to the terms of the Amended and Restated Purchase Agreement. Upon closing, AVCT issued to the Sellers units of securities consisting of convertible debentures in an aggregate principal amount of approximately $45.0 million and warrants to purchase an aggregate of approximately 4.5 million shares of AVCT’s common stock for an exercise price of $0.01 per share (the “Purchase Price”). The Purchase Price is subject to adjustment based on the net working capital of the Kandy Communications Business as of the closing date.

Founded in 2014, Kandy is a global provider of complex deployments of unified communications as a service (“UCaaS”), communications platform as a service (“CPaaS”), and contact center as a service (“CCaaS”) for mid- market and enterprise customers across its powerful, proprietary multi-tenant, highly scalable cloud platform. The Kandy platform also includes pre-built customer engagement tools, based on WebRTC technology, known as Kandy Wrappers, and provides white-labeled services to a variety of customers including communications service providers and systems integrators. With Kandy, companies of all sizes and types can quickly embed real-time communications capabilities into their existing applications and business processes.

Basis of Presentation

The accompanying Statements of Assets Acquired and Liabilities Assumed as of September 30, 2020 and 2019 and the related Statements of Revenues and Direct Expenses for each of the nine months ended September 30, 2020 and 2019 (collectively, the “Abbreviated Financial Statements”) of the Business have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) and have been prepared for purposes of providing financial information of an acquired business that is considered significant pursuant to the Securities and Exchange Commission (“SEC”) Rule 3-05 of Regulation S-X and early application of SEC Final Rule Release No. 33-10786, Amendments to Financial Disclosures About Acquired and Disposed Businesses.

Ribbon management determined that it is impracticable to prepare full carve-out financial statements for Kandy in accordance with Regulation S-X for the following reasons:

●	Kandy has not been previously managed by Ribbon as a stand-alone business, but instead was part of a fully integrated company.

●	Audited financial statements of Kandy have never been prepared because distinct and separate accounts necessary to present complete stand-alone balance sheets, statements of operations, and cash flows have not been maintained.

●	Working capital accounts, including accounts receivable, other current assets, fixed assets, accounts payable, and other current accrued liabilities related to Kandy have not been maintained separately, but have been maintained in the aggregate at the Ribbon corporate level with similar accounts of other Ribbon businesses.

Kandy Communications Business of Ribbon Communications Inc.

Notes to Abbreviated Financial Statements (Unaudited)

(In thousands)

●	All cash flow requirements of the various activities and locations comprising Kandy are funded by Ribbon and no cash management functions are performed at the Business level. In addition, the Business does not maintain separate cash balances. Major sources of cash come from revenues and major uses of cash are for capital expenditures, research and development, and payroll-related costs.

As a result of the foregoing, it is impracticable to prepare full financial statements as required by Regulation S-X. In addition, the preparation of statements of invested equity and cash flows was not practicable due to the integration of Kandy into the total operations of Ribbon. The Abbreviated Financial Statements represent the Business subject to the sale under the Purchase Agreement and have been derived from the financial statements and accounting records of Ribbon and its subsidiaries. All intercompany accounts and transactions have been eliminated.

The accompanying Abbreviated Financial Statements are not intended to be a complete presentation of financial position, results of operations, or cash flows of the Business in conformity with GAAP. In addition, the Statements of Revenues and Direct expenses may not be indicative of operating results given the omission of certain corporate overhead, interest and income tax allocations.

For the nine months ended September 30, 2020 and 2019, certain assets, revenue and expenses in the Abbreviated Financial Statements include allocations from Ribbon. To the extent that a revenue or expense is identifiable and directly related to the Business, it is reflected in the accompanying Abbreviated Financial Statements, and accounted for in conformity with GAAP. Direct expenses include certain Ribbon corporate allocations attributable to the Business and are included as components of research and development expense, sales and marketing expense, and restructuring and related expense. These corporate allocations include, but are not limited to, stock-based compensation and other human resource related expenses.

Management believes that the assumptions underlying the allocations in the Abbreviated Financial Statements are reasonable. However, the Abbreviated Financial Statements included herein do not necessarily reflect the results of operations and financial position of the Business as if it had operated as a stand-alone entity, nor are they intended to provide an indication of how the Business will perform in the future. Allocations used in preparation of the Abbreviated Financial Statements are as follows:

Statements of Revenues and Direct Expenses

The Statements of Revenues and Direct Expenses include the revenues and expenses directly attributable to the Business, and do not include interest expense, other non-operating income and expenses, income taxes or any other indirect expense.

After the completion of the transaction, the Business will develop and sell its products and services to third parties. For purposes of the Statement of Revenues and Direct Expenses, revenues represent amounts generated from the sale of Kandy products to third parties.

Statements of Assets Acquired and Liabilities Assumed

The Statements of Assets Acquired and Liabilities Assumed include the specific assets and liabilities that are to be transferred in accordance with terms of the Purchase Agreement.

Kandy Communications Business of Ribbon Communications Inc.

Notes to Abbreviated Financial Statements (Unaudited)

(In thousands)

2.	Significant Accounting Policies

Use of Estimates

The preparation of the Abbreviated Financial Statements in conformity with GAAP requires management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities. Management evaluates estimates on an ongoing basis. Management bases estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Accounts Receivable

Management evaluates the allowance for doubtful accounts receivable based on historical credit experience, payment trends and other economic factors. An allowance for doubtful accounts is estimated based on management’s assessment of the collectability of specific customer accounts. The allowance for doubtful accounts was approximately $4 and $93 at September 30, 2020 and 2019, respectively.

Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation. Expenditures for maintenance and repairs are charged to expense as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets, which range from two to five years. Leasehold improvements are amortized over the lesser of the lease term or five years. When an asset is sold or retired, the cost and related accumulated depreciation or amortization are eliminated, and the resulting gain or loss, if any, is recognized in the Statements of Revenues and Direct Expenses.

Impairment of Long-Lived Assets

The Business reviews property and equipment for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of these assets is measured by comparing their carrying amounts to market prices or the future undiscounted cash flows the assets are expected to generate. If property and equipment are considered to be impaired, the impairment to be recognized would equal the amount by which the carrying value of the assets exceeds their fair value based on market prices.

Revenue Recognition

The Business recognizes service revenue, mainly from subscription services to its cloud-based UCaaS, CPaaS, CCaaS, and collaboration solutions using the five-step model as prescribed by Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts with Customers (“ASC 606”):

●	identification of the contract, or contracts, with a customer;

●	identification of the performance obligations in the contract;

●	determination of the transaction price;

●	allocation of the transaction price to the performance obligations in the contract; and

●	recognition of revenue when or as, the Business satisfies a performance obligation.

Kandy Communications Business of Ribbon Communications Inc.

Notes to Abbreviated Financial Statements (Unaudited)

(In thousands)

The Business identifies performance obligations in contracts with customers, which typically include subscription services and related usage. The transaction price is determined based on the amount the Business expects to be entitled to receive in exchange for transferring the promised services or products to the customer. The transaction price in the contract is allocated to each distinct performance obligation in an amount that represents the relative amount of consideration expected to be received in exchange for satisfying each performance obligation. Revenue is recognized when performance obligations are satisfied. Revenues are recorded based on the transaction price, which typically correlates to standalone selling price (“SSP”), excluding amounts collected on behalf of third parties such as sales and telecommunication taxes, which are collected on behalf of and remitted to governmental authorities. The Business generally bills customers on a monthly basis. Contracts typically range from annual to multi-year agreements with payment terms of net 30 days or less. Prior to signing a contract with a customer, collectability is assessed.

When the Business’s services do not meet certain service level commitments, customers are entitled to receive service credits, and in certain cases, refunds, each representing a form of variable consideration. The Business historically has not experienced any significant incidents affecting the defined levels of reliability and performance as required by our subscription contracts. Therefore, the variable consideration is insignificant. There are no reserves for service credits as of September 30, 2020 or 2019.

The estimation of variable consideration for each performance obligation requires the Business to make subjective judgments. The Business has service-level agreements with customers warranting defined levels of uptime reliability and performance. Customers may get credits or refunds if the Business fails to meet such levels. If the services do not meet certain criteria, fees are subject to adjustment or refund representing a form of variable consideration. The Business may negotiate minimum revenue commitments (“MRC”) at the inception of the contract.

The Business enters into contracts with customers that regularly include promises to transfer multiple services, such as subscriptions, and professional services. For arrangements with multiple services, the Business evaluates whether the individual services qualify as distinct performance obligations. In its assessment of whether a service is a distinct performance obligation, the Business determines whether the customer can benefit from the service on its own or with other readily available resources, and whether the service is separately identifiable from other services in the contract. This evaluation requires the Business to assess the nature of each individual service offering and how the services are provided in the context of the contract, including whether the services are significantly integrated, highly interrelated, or significantly modify each other, which may require judgment based on the facts and circumstances of the contract.

When agreements involve multiple distinct performance obligations, the Business allocates arrangement consideration to all performance obligations at the inception of an arrangement based on the relative SSP of each performance obligation. Usage fees deemed to be variable consideration meet the allocation exception for variable consideration. Where the Business has standalone sales data for its performance obligations which are indicative of the price at which the Business sells a promised good or service separately to a customer, such data is used to establish SSP. In instances where standalone sales data is not available for a particular performance obligation, the Business estimates SSP by the use of observable market and cost-based inputs. The Business continues to review the factors used to establish list price and will adjust standalone selling price methodologies as necessary on a prospective basis.

Service revenue from subscriptions to the Business’s cloud-based technology platform is recognized on a ratable basis over the contractual subscription term beginning on the date that the platform is made available to the customer until the end of the contractual period. Payments received in advance of subscription services being rendered are recorded as deferred revenue; revenue recognized for services rendered in advance of payments received are recorded as contract assets. Usage fees, when bundled, are billed in advance and recognized on a ratable basis over the contractual subscription term, which is usually the monthly contractual billing period. Non-bundled usage fees are recognized as actual usage occurs.

Kandy Communications Business of Ribbon Communications Inc.

Notes to Abbreviated Financial Statements (Unaudited)

(In thousands)

Other revenue is primarily comprised of professional services revenue. Professional services for deployment, configuration, system integration, optimization, customer training or education are primarily billed on a fixed-fee basis and are performed by the Business directly. Professional services revenue is recognized as services are performed or upon completion of the deployment. The Business also recognizes revenue for perpetual and term-based software licenses. The Business has concluded that its software licenses are functional intellectual property that are distinct, as the user can benefit from the software on its own. The software license revenue is typically recognized upon transfer of control or when the software is made available for download, as this is the point that the user of the software can direct the use of, and obtain substantially all of the remaining benefits from, the functional intellectual property.

Deferred Revenue

Deferred revenues represent billings or payments received in advance of revenue recognition and are recognized upon transfer of control. Balances consist primarily of annual plan subscription services and professional and training services not yet provided as of the balance sheet date. Deferred revenues that will be recognized during the succeeding twelve-month period are recorded as deferred revenues, current, with the remainder recorded as other long-term liabilities in the Business’s statement of assets acquired and liabilities assumed. During the nine months ended September 30, 2020 and 2019, the Business recognized revenues of approximately $1,427 and $924, respectively, that was included in deferred revenue at the beginning of the period.

Sales Commission Costs

Sales commissions are considered incremental and recoverable costs of acquiring customer contracts. Commissions for Kandy sales are expensed over the first 12 months of each contract or expensed immediately as part of the practical expedient used in connection with the adoption of ASC 606.

Cost of Revenues

Cost of revenues include direct cost of services and products sold, and an allocation for indirect service and hosting costs related to the Business incurred by Ribbon.

Research and Development Expenses

Research and development costs, including new product development, are charged to direct expenses as incurred in the Statements of Revenues and Direct Expenses. Research and development expenses include personnel-related costs (including stock-based compensation), depreciation related to engineering and test equipment, allocated costs of facilities and information technology, outside services and consultants, supplies, software tools and product certification.

Sales and Marketing Expenses

Sales and marketing expenses consist primarily of salaries, commissions, and related expenses for personnel engaged in sales and marketing functions, costs associated with promotional and marketing programs, travel and entertainment expenses, and allocated expenses related to legal, information technology, facilities, and other shared functions.

Advertising Costs

Advertising costs are expensed as incurred and included as a component of Sales and Marketing expense in the Statements of Revenues and Direct Expenses.

Kandy Communications Business of Ribbon Communications Inc.

Notes to Abbreviated Financial Statements (Unaudited)

(In thousands)

Stock-Based Compensation

Stock-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as expense over the requisite service period, which generally represents the vesting period, and includes an estimate of the awards that will be forfeited.

The Black-Scholes valuation model is used for estimating the fair value on the date of grant of stock options. The fair value of stock option awards is affected by the Business’s stock price as well as valuation assumptions, including the volatility of Ribbon’s stock price, expected term of the option, risk-free interest rate and expected dividends.

Restructuring and Related Expenses

During the nine months ended September 30, 2020 and 2019, the Business was part of a restructuring and facilities consolidation initiative implemented by Ribbon. The restructuring initiatives included facility consolidations, refinement of research and development activities, and a reduction in workforce. The Business records costs associated with restructuring-related employee terminations when the liability is incurred. Employee termination benefits are recorded when the benefit arrangement is communicated to the employee and no significant future services are required. If employees are required to render service until they are terminated in order to receive the termination benefits, the fair value of the termination date liability is recognized ratably over the future service period. Restructuring and related expenses are reported separately in the Statements of Revenues and Direct Expenses.

Foreign currency translation

The Business uses the U.S. dollar as its reporting currency. The foreign Ribbon subsidiaries functional currency is the U.S. dollar. Monetary assets and liabilities are translated into U.S. dollars at the current exchange rate on the balance sheet date. Nonmonetary assets and liabilities are remeasured into U.S. dollars at historical exchange rates. Revenue and expense items are translated at average rates of exchange prevailing during each period. Realized and unrealized foreign currency exchange gains and losses arising from transactions denominated in currencies other than the subsidiary’s functional currency are reflected in earnings.

3.	Property and Equipment, net

Property and equipment, net consisted of the following at September 30, 2020 and 2019:

		September 30,
	Useful Life	2020	2019
Equipment	2-5 years	$4,768	$2,617
Software	2-5 years	454	268
		5,222	2,885
Less accumulated depreciation and amortization		(2,006)	(1,149)
Property and equipment, net		$3,216	$1,736

Depreciation and amortization of property and equipment for the nine months ended September 30, 2020 and 2019, was $658 and $517, respectively.

Kandy Communications Business of Ribbon Communications Inc.

Notes to Abbreviated Financial Statements (Unaudited)

(In thousands)

4.	Accrued Expenses and Other

Accrued expenses and other consisted of the following at September 30, 2020 and 2019:

	September 30,
	2020	2019
Employee compensation and related costs	$1,597	$954
Restructuring	140	554
Current portion of capital lease obligations	247	174
Other	631	302
	$2,615	$1,984

5.	Long-Term Liabilities

Long-term liabilities consisted of the following at September 30, 2020 and 2019:

	September 30,
	2020	2019
Capital lease obligations, net of current portion	$135	$223
Canadian grant liability	747	755
	$882	$978

In April 2018, Ribbon entered into a conditional grant agreement (“Canadian Grant”) with the Ontario Minister of Economic Development and Growth (“OMEDG”). The Canadian Grant was created by the OMEDG to facilitate the Ontario Jobs and Prosperity Fund (“JPF”) in order to assist Ontario businesses and business development organizations to support business investment and economic development in key sections of Ontario. Under the agreement, OMEDG has agreed to provide Ribbon an amount not to exceed $10,000 Canadian dollars over the course of six years through December 31, 2023 to be used solely to finance the costs to create jobs and a research and development center of excellence for cloud communications.

As of September 30, 2020, the Business received approximately $747 under the Canadian Grant which is subject to certain clawback provisions within the Canadian Grant agreement predicated on job creation and other milestones over the course of the six-year term.

6.	Revenue

Disaggregation of Revenue

The Business disaggregates its revenue from contracts with customers based on the geographic regions in which each customer is domiciled.

The Business’s total revenue for the nine months ended September 30, 2020 and 2019 was disaggregated geographically as follows:

	Nine months ended September 30,
	2020	2019
Americas	$6,653	$2,861
Europe, Middle East and Africa	3,028	2,778
Asia Pacific	565	548
	$10,246	$6,187

Kandy Communications Business of Ribbon Communications Inc.

Notes to Abbreviated Financial Statements (Unaudited)

(In thousands)

7.	Stock-Based Compensation Plans

Kandy employees participate in Ribbon’s stock-based compensation plans. Under the following plans, Ribbon may grant certain employees various types of stock awards based upon Ribbon common stock and all employees were eligible to participate in the Employee Stock Purchase Plan which expired on May 20, 2020.

2019 Stock Incentive Plan

Ribbon’s Amended and Restated 2019 Incentive Award Plan (the “2019 Plan”) provides for the award of options to purchase shares of Ribbon common stock (“stock options”), stock appreciation rights (“SARs”), restricted stock awards (“RSAs”), performance-based stock awards (“PSAs”), restricted stock units (“RSUs”), performance-based stock units (“PSUs”) and other stock- or cash-based awards. Awards can be granted under the 2019 Plan to Ribbon’s employees, officers and non-employee directors, as well as consultants and advisors of Ribbon and its subsidiaries.

2007 Plan

Ribbon’s 2007 Plan provided for the award of stock options, SARs, RSAs, PSAs, RSUs, PSUs and other stock-based awards to employees, officers, non-employee directors, consultants and advisors of Ribbon and its subsidiaries. On and following June 5, 2019, with the exception of shares underlying awards outstanding as of that date, no additional shares may be granted under the 2007 Plan.

Restricted Stock Awards and Units

The activity related to the Business’s RSAs for the nine months ended September 30, 2020 and 2019 was as follows:

	Number of Shares	Weighted Average Grant Date Fair Value
Unvested balance at January 1, 2020	19,690	$6.99
Granted	-	-
Vested	(11,636)	$7.00
Forfeited	-	-
Unvested balance at September 30, 2020	8,054	$6.98

Unvested balance at January 1, 2019	211,276	$6.95
Granted	-	-
Vested	(187,114)	$6.95
Forfeited	-	-
Unvested balance at September 30, 2019	24,162	$6.98

Kandy Communications Business of Ribbon Communications Inc.

Notes to Abbreviated Financial Statements (Unaudited)

(In thousands)

The activity related to the Business’s RSUs for the nine months ended September 30, 2020 and 2019, was as follows:

	Number of Shares	Weighted Average Grant Date Fair Value
Unvested balance at January 1, 2020	124,893	$5.54
Granted	136,500	$2.16
Vested	(54,286)	$5.53
Forfeited	-	-
Unvested balance at September 30, 2020	207,107	$3.31

Unvested balance at January 1, 2019	12,000	$7.04
Granted	118,895	$5.46
Vested	(6,002)	$7.04
Forfeited	-	-
Unvested balance at September 30, 2019	124,893	$5.54

Employee Stock Purchase Plan

Ribbon’s Amended and Restated 2000 Employee Stock Purchase Plan (“ESPP”) was designed to provide eligible employees of Ribbon and its participating subsidiaries an opportunity to purchase shares of Ribbon common stock through accumulated payroll deductions. The ESPP provided for six-month offering periods with the purchase price of the stock equal to 85% of the lesser of the closing market price on the first or last day of the offering period. The maximum number of shares of common stock an employee could purchase during each offering period was 500, subject to certain adjustments pursuant to the ESPP. The last purchase under the ESPP was made on November 28, 2019, and the ESPP expired on May 20, 2020.

Stock-Based Compensation

The statements of revenues and direct expenses include stock-based compensation for the nine months ended September 30, 2020 and 2019 as follows:

	Nine months ended
	2020	2019
Cost of revenues	$46	$16
Research and development	101	28
Sales and marketing	172	128
General and administrative	-	1,081
	$319	$1,253

There was no income tax benefit for employee stock-based compensation expense for the nine months ended September 30, 2020 or 2019 due to the valuation allowance recorded.

At September 30, 2020, there was $542, net of expected forfeitures, of unrecognized stock-based compensation expense related to stock awards and stock units. This expense is expected to be recognized over a weighted average period of approximately two years.

Kandy Communications Business of Ribbon Communications Inc.

Notes to Abbreviated Financial Statements (Unaudited)

(In thousands)

8.	Major Customers

For the nine months ended September 30, 2020, three customers accounted for 24%, 13% and 12% of total revenues. For the nine months ended September 30, 2019, two customers accounted for 19% and 12% of total revenues.

At September 30, 2020, three customers accounted for 32%, 14% and 13% of Kandy’s accounts receivable balance, aggregating approximately 59% of total accounts receivable. At September 30, 2019, three customers accounted for 25%, 22% and 10% of Kandy’s accounts receivable balance, representing approximately 57% of total accounts receivable. The Business performs ongoing credit evaluations of its customers and generally does not require collateral on accounts receivable. The Business maintains an allowance for doubtful accounts and such losses have been within management’s expectations.

9.	Commitments and Contingencies

From time to time, the Business may become involved in various lawsuits, claims, and proceedings that arise in the ordinary course of business. The Business records a loss provision when management believes it is both probable that a liability has been incurred and the amount can be reasonably estimated. Management does not believe any current legal proceedings will have a material effect on these abbreviated financial statements.

10.	Impact of COVID-19

On March 11, 2020, the World Health Organization characterized the outbreak of a strain of the novel coronavirus (“COVID-19”) as a pandemic which has resulted in a series of public health and emergency measures that have been put in place to combat the spread of the virus. The duration and impact of COVID-19 are unknown at this time and it is not possible to reliably estimate the impact that the length and severity of these developments will have on the financial results and condition of the Business in future periods.

11.	Subsequent Events

The Business has evaluated subsequent events through December 21, 2020, the date the abbreviated financial statements were available to be issued. No events, other than the ones described in the abbreviated financial statements, were identified requiring additional disclosure

Annex C

PRO FORMA COMBINED FINANCIAL INFORMATION (UNAUDITED & CONDENSED)

(in thousands, except share and per share data)

On December 1, 2020, American Virtual Cloud Technologies, Inc. (“AVCT” or the “Company”) consummated a Purchase Agreement (the “Purchase Agreement”) that was previously entered into on August 5, 2020 with Ribbon Communications, Inc. (“Ribbon”), Ribbon Communications Operating Company, Inc. (“RCOCI”) and Ribbon Communications International Limited (together with RCOCI, the “Sellers”, and together with Ribbon, the “Ribbon Parties”), pursuant to which AVCT purchased the Sellers’ cloud-based enterprise services business (“Kandy”) by acquiring certain of the Sellers’ and their respective affiliates’ assets (and assuming certain of the Sellers’ and their respective affiliates’ liabilities) primarily associated with Kandy, and acquiring all of the outstanding interests of Kandy Communications LLC (the “Transaction”).

Under the terms of the amended Purchase Agreement, AVCT issued, to Ribbon, 43,778 units of securities (the “Units”), subject to certain adjustments, as consideration for the Transaction. Each unit consists of (i) $1,000 in principal amount of the Company’s Series A convertible debentures (the “Debentures”) and (ii) a warrant to purchase 100 shares of the Company’s common stock at an exercise price of $0.01 per whole share (the “Warrants”). Accordingly, on December 1, 2020, the Company issued $43,778 in debentures to the Sellers and 4,377,800 warrants.

In connection with the Transaction, the Company also issued 10,000 Units to SPAC Opportunity Partners Investment Sub LLC (“SPACOps”).

The unaudited pro forma condensed combined balance sheet (the “Combined Balance Sheet”) as of September 30, 2020 and the unaudited pro forma condensed combined statements of operations (the “Combined Statement of Operations”) for the nine months ended September 30, 2020 and the year ended December 31, 2019 (collectively, the “Pro Forma Combined Financial Information”) combine the historical financial information of AVCT and the historical financial information of Kandy and gives effect to the Transaction as if it had been consummated as of September 30, 2020, for the balance sheet, and the beginning of fiscal 2019 for the statements of operations. The Pro Forma Combined Financial Information is presented pursuant to Article 11 of the Securities and Exchange Commission’s (“SEC”) Regulation S-X, including early application of the SEC’s Final Rule Release No. 33-10786, Amendments to Financial Disclosures About Acquired and Disposed Businesses.

We derived the AVCT portion of the Pro Forma Combined Financial Information from the unaudited condensed consolidated financial statements of AVCT as of and for the periods ended September 30, 2020 and the audited financial statements of Stratos Management Systems, Inc. (“Computex”) for the year ended December 31, 2019. We derived the Kandy portion of the Pro Forma Combined Financial Information from the unaudited abbreviated financial statements of Kandy as of and for the periods ended September 30, 2020 and its audited abbreviated financial statements as of and for the year ended December 31, 2019, both of which are included elsewhere in this filing. Accordingly, the Pro Forma Combined Financial Information should be read in conjunction with the following:

●	AVCT’s unaudited condensed consolidated financial statements as of and for the periods ended September 30, 2020 included in AVCT’s 10-Q filed with the SEC on November 16, 2020

●	the audited financial statements of Computex as of and for the year ended December 31, 2019 included in the Form 8-K filed with the SEC on April 14, 2020

●	Kandy’s unaudited abbreviated financial statements as of and for the period ended September 30, 2020 included elsewhere in this filing

●	Kandy’s audited abbreviated financial statements as of and for the year ended December 31, 2019 included elsewhere in this filing

●	The other information included and/or incorporated by reference into this filing.

The Pro Forma Combined Financial Information reflects Transaction Accounting Adjustments that the Company believes are necessary to present the Company’s Pro Forma Combined Financial Information following the closing of the Transaction as of and for the periods indicated. The Transaction Accounting Adjustments are based on currently available information and assumptions that the Company believes are, under the circumstances and given the information available at this time, reasonable, directly attributable to the Transaction, and reflective of adjustments necessary to report the Company’s balance sheet and statements of operations as if AVCT completed the Transaction as of September 30, 2020 for the balance sheet and the beginning of fiscal 2019 for the statements of operations.

In the Pro Forma Combined Financial Information, the acquisition of Kandy under the Business Combination Agreement is accounted under the acquisition method in accordance with FASB ASC 805, Business Combinations (“ASC 805”). Under this method of accounting, AVCT is treated as the acquirer for financial reporting purposes and Kandy is treated as the acquiree. The acquisition method of accounting of ASC 805 uses the fair value concepts defined in FASB ASC 820, Fair Value Measurements (“ASC 820”). ASC 805 requires, among other things, that assets acquired and liabilities assumed be recognized at their fair values as of the acquisition date. Under ASC 805, acquisition-related transaction costs are not included as a component of the consideration transferred but, instead, are accounted for as expenses in the periods in which such costs are incurred. Acquisition-related transaction costs generally include advisory, legal and accounting fees.

The Pro Forma Combined Financial Information is for informational purposes only and is not necessarily indicative of the operating results and financial position that would have been achieved had the Transaction occurred on the dates indicated. Further, the Pro Forma Financial Information does not purport to project the future operating results or financial position of the Company following the completion of the Transaction. The Transaction Accounting Adjustments represent management’s estimates, based on information available as of the date that the Pro Forma Combined Financial Information was prepared. As a result, the Pro Forma Combined Financial Information is subject to change as additional information becomes available and as additional analyses are performed. Accordingly, they do not reflect synergies or actions that management may make at a later date nor do they reflect the cost of integration activities. Also, the accounting policies applied are those of AVCT’s. More detailed reviews may result in further changes to accounting policies. In addition, since the purchase consideration has not been finalized and final valuation procedures have not yet been completed, the final purchase consideration and the purchase price allocation may differ materially from the Pro Forma Combined Financial Information included herein. Assumptions and estimates underlying the Transaction Accounting Adjustments are described in the accompanying notes.

American Virtual Cloud Technologies, Inc.

Unaudited Pro forma Condensed Combined Balance Sheets

September 30, 2020

(In thousands, except share and per share data)

			Transaction
			Accounting			Pro Forma
	AVCT (3A)	Kandy (3B)	Adjustments			Combined
	Successor
ASSETS
Current assets:
Cash	$3,715	$-	$10,000	3	C)	$13,715
Restricted cash	688	-	-			688
Trade receivables, net	19,030	3,105	-			22,135
Prepaid expenses	2,213	-	-			2,213
Inventory	649	-	-			649
Other current assets	53	168	-			221
Total current assets	26,348	3,273	10,000			39,621
Property and equipment, net	7,765	3,216	(286)	3	D)	10,695
Other assets:
Goodwill	42,129	-	7,320	3	E)	49,449
Other intangible assets, net	23,142	-	35,741	3	F)	58,883
Other noncurrent assets	67	-	-			67
Total other assets	65,338	-	43,061			108,399
TOTAL ASSETS	$99,451	$6,489	$52,775			$158,715

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$27,524	$4,892	$1,984	3	G)	$34,400
Deferred revenue	1,536	459	-			1,995
Line of credit	8,487	-	-			8,487
Current portion of notes payable and capital leases	8,991	-	-			8,991
Subordinated promissory note	500	-	-			500
Total current liabilities	47,038	5,351	1,984			54,373
Long-term liabilities
Line of credit	-	-	-			-
Notes payable and capital leases (net of current portion and deferred financing fees)	1,558	-	-			1,558
Convertible Debentures, net of discount - related party	10,632	-	-	3	H)	10,632
Convertible Debentures, net of discount	26,634	-	-			26,634
Deferred tax liability	3,443	-	-			3,443
Other liabilities	82	882	(747)	3	I)	217
Total long-term liabilities	42,349	882	(747)			42,484
Total liabilities	89,387	6,233	1,237			96,857

Stockholders’ equity:
Preferred stock, $0.0001 par value; 5,000,000 authorized; none issued and outstanding	-	-	-			-
Common stock, $0.0001 par value; 500,000,000 shares authorized; 19,753,061 shares issued and outstanding	2	-	-			2
Additional paid-in capital	34,988	-	53,778	3	J)	88,766
Accumulated deficit	(24,926)	-	(1,984)	3	K)	(26,910)
Total stockholders’ equity	10,064	-	51,794			61,858
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$99,451	$6,233	$53,031			$158,715

See notes to the unaudited pro forma condensed combined financial information

American Virtual Cloud Technologies, Inc.

Unaudited Pro Forma Condensed Combined Statements of Operations

For the Nine Months Ended September 30, 2020

(In thousands, except share and per share data)

	AVCT April 7, 2020 through September 30, 2020 (4A)	AVCT January 1, 2020 through April 6, 2020 (4B)	Kandy January 1, 2020 through September 30, 2020 (4C)	Transaction Accounting Adjustments			Pro Forma Combined
	Successor	Predecessor
Revenues:
Hardware	$26,870	$10,587	$-	$-			$37,457
Software and maintenance	2,734	1,459	-	-			4,193
Managed and professional services	15,188	6,880	2,753	-			24,821
Cloud subscription	-	-	7,493	-			7,493
Other	273	111	-	-			384
Total revenues	45,065	19,037	10,246	-			74,348

Cost of revenue	31,362	12,426	7,469	2,654	4	D)	53,911

Gross profit	13,703	6,611	2,777	(2,654)			20,437

Research and development	-	-	12,356	(51)	4	D)	12,305
Selling, general and administrative expenses	17,617	7,835	3,727	547	4	E)	29,726

Loss from operations	(3,914)	(1,224)	(13,306)	(3,150)			(21,594)

Other (expense) income
Interest expense - related party	(1,151)	-	-	(20,697)	4	F)	(21,848)
Interest expense	(3,389)	(384)	-	-			(3,773)
Other (expense) income	(25)	31	-	-			6
Total other expenses	(4,565)	(353)	-	(20,697)			(25,615)

Net loss before income taxes	(8,479)	(1,577)	(13,306)	(23,847)			(47,209)

Provision for income taxes	(33)	(12)	-	-			(45)

Net loss	$(8,512)	$(1,589)	$(13,306)	$(23,847)			$(47,254)

Loss per share - basic and diluted	$(0.43)	$(1,587.30)	$-	$-			$(2.40)

Weighted average shares outstanding - basic and diluted	19,657,811	1,000	-	-			19,657,811

See notes to the unaudited pro forma condensed combined financial information

American Virtual Cloud Technologies, Inc.

Unaudited Pro Forma Condensed Combined Statements of Operations

For the Year Ended December 31, 2019

(In thousands, except share and per share data)

	AVCT (5A)	Kandy (5B)	Transaction Accounting Adjustments			Pro Forma Combined
	Predecessor
Revenues:
Hardware	$52,655	$-	$-			$52,655
Software and maintenance	5,615	-	-			5,615
Services	27,003	-	-			27,003
Cloud subscription	-	5,568	-			5,568
Other	443	2,979	-			3,422
Total revenues	85,716	8,547	-			94,263

Cost of revenue	61,309	8,065	3,554	5	C)	72,928

Gross profit	24,407	482	(3,554)			21,335

Research and development	-	15,767	(29)	5	C)	15,738
Selling, general and administrative expenses	28,021	7,474	4,264	5	D)	39,759

Loss from operations	(3,614)	(22,759)	(7,789)			(34,162)

Other (expense) income
Interest expense - related party	-	-	(27,094)	5	E)	(27,094)
Interest expense	(1,260)	-	-			(1,260)
Other (expense) income	524	-	-			524
Total other expenses	(736)	-	(27,094)			(27,830)

Net loss before income taxes	(4,350)	(22,759)	(34,883)			(61,992)

Provision for income taxes	(33)	-	-			(33)

Net loss	$(4,383)	$(22,759)	$(34,883)			$(62,025)

Loss per share - basic and diluted	$(4,383.83)	$-	$-			N/M

Weighted average shares outstanding - basic and diluted	1,000	-	-			N/M

See notes to the unaudited pro forma condensed combined financial information

NOTES TO PRO FORMA COMBINED FINANCIAL INFORMATION (UNAUDITED & CONDENSED)

(in thousands, except share and per share data)

Note 1. Basis of Pro Forma Presentation

Overview

The Pro Forma Combined Financial Information has been prepared assuming the Transaction is accounted for using the acquisition method of accounting with AVCT as the acquiring entity and Kandy as the acquiree. Under the acquisition method of accounting, AVCT’s assets and liabilities will retain their carrying amounts while the assets and liabilities of Kandy will be recorded at their fair values measured as of the acquisition date. The excess of the purchase price over the estimated fair values of net assets acquired will be recorded as goodwill. The Transaction Accounting Adjustments have been prepared as if the Transaction had taken place on September 30, 2020 in the case of the Combined Balance Sheet, and on January 1, 2019 in the case of the Combined Statements of Operations.

As a result of an earlier merger, AVCT distinguishes between its historical financial information for the period prior to April 7, 2020 (“Predecessor period”) and its historical financial information for the period on and after April 7, 2020 (“Successor”). That earlier merger was accounted for under the acquisition method of accounting in which AVCT was the acquirer, and the Successor historical financial statements reflect a different basis of accounting based on the fair values of net assets acquired.

The acquisition method of accounting is based on ASC 805, and uses the fair value concepts defined in ASC 820. ASC 805 requires, among other things, that assets acquired and liabilities assumed be recognized at their fair values as of the acquisition date.

The Transaction Accounting Adjustments represent management’s estimates based on information available as of the date of this filing and are subject to change as additional information becomes available and additional analyses are performed. The Pro Forma Combined Financial Information does not reflect possible adjustments related to restructuring or integration activities that have yet to be determined.

Note 2. Preliminary Allocation of Purchase Price

The allocation of the purchase consideration herein is preliminary. The final allocation of the purchase consideration will be determined after the completion of a detailed analysis to determine the fair value of all assets acquired, but in no event later than one year following the closing of the Transaction. Accordingly, the final acquisition accounting adjustments could differ materially from the preliminary amounts presented herein. Any later adjustments to the fair values of the assets acquired and liabilities assumed, compared to the information shown herein, could also change the portion of the purchase consideration allocable to goodwill and could impact the operating results of the Company following the closing of the Transaction, including impacts on depreciation and amortization related to some of the assets. The purchase consideration was preliminarily allocated as follows:

Consideration paid:
Convertible debentures with warrants that grant the right to acquire 4,377,800 shares of common stock at an exercise price of $0.01 per share	$43,778

Assets acquired (liabilities assumed):
Current assets	$3,273
Furniture & equipment	2,930
Acquired technology	21,531
Tradenames and trademarks	2,153
Customer relationships	10,765
In process research and development (IPR&D)	1,292
Current liabilities	(5,351)
Other liabilities	(135)
Total net assets acquired	36,458

Goodwill	$7,320

Note 3. Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2020

A.	Represents AVCT’s unaudited historical condensed consolidated balance sheet as of September 30, 2020.

B.	Represents Kandy’s unaudited historical statement of assets and liabilities assumed as of September 30, 2020.

C.	Represents cash received from the issuance of Units to SPACOps in connection with the purchase of Kandy.

D.	Represents a fair value adjustment relating to property, plant and equipment.

E.	Represents the excess of the purchase price over the preliminary net assets acquired (see Note 2).

F.	Represents the preliminary fair value adjustment related to intangible assets, and consists of the following:

	Estimated Useful Life (in years)	Estimated Fair Value
Acquired technology	6	$21,531
Tradenames and trademarks	4	2,153
Customer relationships	10	10,765
In process research and development (IPR&D)	NA	1,292
		$35,741

G.	Represents accrued transaction costs consisting of professional fees.

H.

Reflects no impact to the convertible Debentures as the convertible Debentures issued in connection with the Transaction are expected to be fully offset by the discount as shown in the following table:

		Discount (discussed in J below)
	Principal	Relative fair value of warrants	Beneficial conversion feature	Total discount	Net
Issued to Ribbon	$43,778	$(14,159)	$(29,619)	$(43,778)	$-
Issued to SPACOps	10,000	(3,234)	(6,766)	(10,000)	-
	$53,778	$(17,393)	$(36,385)	$(53,778)	$-

I.	Represents the transaction accounting adjustments for liabilities not assumed by AVCT.

J.

Represents the pro forma discount arising from the issuance of the Debentures, consisting of the relative fair value of the warrants and the effect of a beneficial conversion feature associated with the Debentures (see H above). The relative fair value of the warrants was determined to be $17,393, using the Black-Scholes model in which the following assumptions were used:

○	stock price volatility – 75%

○	exercise price – $0.01

○	risk-free interest rate – 0.42%

○	stock price – $4.79

The beneficial conversion feature, which was evaluated in accordance with the ASC 470-20 “Debt with Conversion and Other Options” was determined to be $36,385 and arose as a result of the conversion price of the convertible Debentures being below the stock price on the closing date of the Transaction. The amount represents the intrinsic value of the embedded beneficial conversion feature, which was limited to the proceeds allocated to the convertible Debentures, and, along with the relative fair value of the warrants, was recognized as additional paid-in capital and reduced the carrying value of the convertible Debentures.

K.	Represents the accrued transaction costs discussed in G) above.

Note 4. Unaudited Pro Forma Condensed Combined Statement of Operations for the Nine Months Ended September 30, 2020

A.	Represents AVCT’s unaudited condensed consolidated statement of operations for the Successor period April 7, 2020 through September 30, 2020.

B.	Represents AVCT’s unaudited condensed consolidated statement of operations for the Predecessor period January 1, 2020 through April 6, 2020.

C.	Represents Kandy’s unaudited historical abbreviated statement of revenues and direct expenses for the nine months ended September 30, 2020.

D.	Represents a portion of the incremental amortization of identified definite-lived intangible assets for the nine months ended September 30, 2020.

E.	Represents a portion of the incremental amortization of identified definite-lived intangible assets for the nine months ended September 30, 2020, net of the elimination of transaction costs incurred during the nine months ended September 30, 2020.

F.	Represents amortization of the discount and paid-in-kind interest on the Debentures (See Note 3H above).

Note 5. Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended December 31, 2019

A.	Represents Computex’s audited historical consolidated statement of operations for the year ended December 31, 2019.

B.	Represents Kandy’s audited historical abbreviated statement of revenues and direct expenses for the year ended December 31, 2019.

C.	Represents a portion of the incremental amortization of identified definite-lived intangible assets for the year ended December 31, 2019.

D.	Represents estimated nonrecurring transaction-related expenses incurred related to the Transaction (including amounts incurred and paid prior to the Transaction) and a portion of the incremental amortization of identified definite-lived intangible assets for the year ended December 31, 2019.

E.	Represents the amortization of the discount and paid-in-kind interest on the Debentures (See Note 3H above).

The proforma adjustments for the year ended December 31, 2019 include the impact of items with a nonrecurring effect on the proforma condensed combined statements of operations, such as estimated total transaction costs of $2,649.

Annex D

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Results of Operations

The following discussion and analysis for the nine months ended September 30, 2020 and 2019 should be read in conjunction with Kandy’s unaudited abbreviated financial statements for the period ended September 30, 2020 and 2019 included elsewhere in this filing. The discussion and analysis for the year ended December 31, 2019 and 2018 should be read in conjunction with Kandy’s audited abbreviated financial statements as of and for the year ended December 31, 2019 and 2018, also included elsewhere in this filing.

Kandy Nine months ended September 30, 2020 versus nine months ended September 30, 2019

	Nine months ended		Increase (decrease)
	September 30, 2020	September 30, 2019	$	%
	(In thousands)
Revenues	$10,246	$6,187	$4,059	65.6%
Cost of revenues	7,469	6,052	1,417	23.4%
Gross profit	2,777	135	2,642	N/M

Direct expenses:
Research and development	12,356	11,528	828	7.2%
Sales and marketing	3,371	3,521	(150)	-4.3%
General and administrative	-	1,159	(1,159)	-100.0%
Restructuring and related	356	1,508	(1,152)	-76.4%
Total direct expenses	16,083	17,716	(1,633)	-9.2%

Direct expenses in excess of revenues	$(13,306)	$(17,581)	$4,275	-24.3%

Net loss

The net loss for the nine months ended September 30, 2020 was $13.3 million compared with $17.6 million for the nine months ended September 30, 2019. Discussed below are the revenue and expense factors that primarily contributed to the net loss change.

Revenues

Revenues were $10.2 million in the nine months ended September 30, 2020 compared with $6.2 million in the nine months ended September 30, 2019, an increase of $4.1 million or 65.6%. The increase was largely attributable to an increase in the customer base during the nine months ended September 30, 2020 compared with the nine months ended September 30, 2019. In the nine months ended September 30, 2019, there were 54 individually unique customers while in the nine months ended September 30, 2020, the customer base expanded to 58 customers. In addition to the increased customer base, the customer retention rate became more steady as evidenced by a significant influx of repeat business as the monthly recurring revenue became more consistent period over period. The increase in revenue was largely attributed to customers within the top 10 category. In addition, increased R&D costs resulted in increases in functionality and product effectiveness, thereby positively impacting revenues.

Gross profit and gross margin

Gross profit was $2.8 million in the nine months ended September 30, 2020, compared with $0.1 million in the nine months ended September 30, 2019, an increase of $2.6 million. The percentage increase in revenues (65.6%) outpaced the percentage increase in cost of revenues (23.4%) resulting in a 2,490 basis point increase in the gross margin from 2.2% in the nine months ended September 30, 2019 to 27.1% in the nine months ended September 30, 2020. The improved margins were a result of the combined impact of an expanded customer base, an increase in recurring revenues, effective economies of scale and synergies, as well as benefits from further integration into the Ribbon business (integration into Ribbon began in 2017). Also, as revenues increased, upfront costs charged to cost of revenue began to level off.

D-1

Research and development

Research and development (or R&D) expenses were $12.4 million in the nine months ended September 30, 2020, compared with $11.5 million in the nine months ended September 30, 2019, an increase of $0.8 million or 7.2%. The increase was due to strategic decisions to expand R&D activities to improve product functionalities in order to drive an increase in the customer base, retain existing business and continue to innovate to keep up with new technological trends.

Sales and marketing

Sales and marketing expenses were relatively flat at $3.4 million in the nine months ended September 30, 2020, compared with $3.5 million in the nine months ended September 30, 2019.

General and administrative expenses

General and administrative expenses for the nine months ended September 30, 2019 consisted primarily of stock compensation expenses related to stock awards granted to a previous executive of Kandy who left the Company during 2019. Accordingly, there were no general and administrative expenses in the nine months ended September 30, 2020.

Restructuring and related expenses

During the years ended December 31, 2019 and 2018, Kandy was part of a restructuring and facilities consolidation initiative implemented by its then parent, Ribbon. The restructuring initiatives included facility consolidations, refinement of research and development activities, and a reduction in workforce. In connection with such restructuring, Kandy recorded restructuring and related expenses of $0.4 million and $1.5 million in the nine months ended September 30, 2020 and September 30, 2019, respectively.

Kandy year ended December 31, 2019 versus year ended December 31, 2018

	Year ended		Increase (decrease)
	December 31, 2019	December 31, 2018	$	%
	(In thousands)
Revenues	$8,547	$7,281	$1,266	17.4%
Cost of revenues	8,065	6,045	2,020	33.4%
Gross profit	482	1,236	(754)	-61.0%

Direct expenses:
Research and development	15,767	14,323	1,444	10.1%
Sales and marketing	4,787	6,341	(1,554)	-24.5%
General and administrative	1,163	2,350	(1,187)	-50.5%
Restructuring and related	1,524	485	1,039	214.2%
Total direct expenses	23,241	23,499	(258)	-1.1%

Direct expenses in excess of revenues	$(22,759)	$(22,263)	$(496)	2.2%

Net loss

The net loss for the year ended December 31, 2019 was $22.8 million compared with $22.3 million for the year ended December 31, 2018. Discussed below are the revenue and expense factors that primarily contributed to the net loss change.

Revenues

Revenues were $8.5 million in the year ended December 31, 2019 compared with $7.3 million in the year ended December 31, 2018, an increase of $1.3 million or 17.4%. The increase was largely attributable to an increase in sales volumes made to the largest customers, partially offset by a slight decrease in the customer base, which decreased from 103 customers in the year ended December 31, 2018 to 100 customers in the year ended December 31, 2019. In addition, the customer retention rate improved as evidenced by an influx of repeat business and an increase in monthly recurring revenues. The increase in revenue was largely attributed to customers within the top 10 category.

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Gross profit and gross margin

Gross profit was $0.5 million in the year ended December 31, 2019, compared with $1.2 million in the year ended December 31, 2018, a decrease of $0.7 million. The percentage increase in revenues (17.4%) was outweighed by the percentage increase in cost of revenues (33.4%) thereby causing an 1,140 basis points decrease in the gross margin from 17.0% in the year ended December 31, 2018 to 5.6% in the year ended December 31, 2019. The reduced margins were attributable to increases in employee headcount, salaries and related costs, contract labor, increased depreciation expenses related to the purchase of new equipment and software as well as increased expenses allocated from the Kandy parent.

Research and development

Research and development expenses were $15.8 million in the year ended December 31, 2019, compared with $14.3 million in the year ended December 31, 2018, an increase of $1.4 million or 10.1%. The increase was primarily due to a shift in classification of certain R&D expenses which were reflected as contra revenue in the year ended December 31, 2018, but were reflected as R&D expenses in the year ended December 31, 2019. During the year ended December 31, 2018, R&D expenses related to revenue sharing arrangements with certain customers were treated as contra revenue, but when those revenue sharing arrangements came to an end, those R&D expenses were shifted from contra revenue to R&D expenses.

Sales and marketing

Sales and marketing expenses was $4.8 million in the year ended December 31, 2019, compared with $6.3 million in the year ended December 31, 2018, a decrease of $1.6 million or 24.5% due primarily to a reduction in salaries and related costs and a reduction in travel and entertainment, which were partially offset by increased expenses allocated from the Kandy parent. The reduction in salaries and related costs were related to a reduction in head count.

General and administrative expenses

General and administrative expenses was $1.2 million in the year ended December 31, 2019 compared with $2.4 million in the year ended December 31, 2018, a decrease of $1.2 million, or 50.5%. The decrease is primarily attributable to reduced salaries and related expenses as a result of a previous executive of Kandy leaving the Company during 2019.

Restructuring and related expenses

In connection with the restructuring activities discussed in the quarter over quarter comparison above, Kandy recorded restructuring and related expenses of $1.5 million and $0.5 million in the year ended December 31, 2019 and December 31, 2018, respectively.

D-3